SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

   Filed by the Registrant [X]    Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

                              Corning Incorporated
                (Name of Registrant as Specified In Its Charter)

                              Corning Incorporated
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0.11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

Notice of 1998
Annual Meeting of Shareholders
and Proxy Statement

[CORNING LOGO]

Please Note the Accompanying
Proxy Statement and Proxy Card

It is important to you and to the Corporation that your shares be represented at the meeting regardless of the number you may hold. If you are unable to be present in person, we ask that you sign, date and return the enclosed Proxy in favor of the Proxy Committee designated by the Board of Directors.

Notice of Annual Meeting



To Shareholders of Corning
Incorporated:

Notice is hereby given that the Annual Meeting of the holders of Common Stock and Series B 8% Convertible Preferred Stock of Corning Incorporated will be held in the office of the Corporation [in the Corning Glass Center] in the City of Corning, State of New York, on Thursday, April 30, 1998 at 11:00 o'clock A.M. The principal business of the meeting will be:

[a] To elect six Directors for three-year terms;

[b] To consider and take action on a proposed 1998 Variable Compensation Plan, as more particularly described on pages 23-25 in the attached Proxy Statement;

[c] To consider and take action on a proposed 1998 Worldwide Employee Share
    Purchase Plan, as more particularly described on pages 25-28 in the attached Proxy Statement;

[d] To consider and take action on a proposed 1998 Employee Equity Participation
    Program, as more particularly described on pages 28-34 in the attached Proxy Statement; and

[e] To transact such other business as may properly come before the meeting.

A. John Peck, Jr.
Vice President and Secretary

Corning Incorporated
One Riverfront Plaza
Corning, New York 14831
March 11, 1998

Proxy Statement

     Relating to the Annual Meeting of Shareholders, April 30, 1998. The enclosed Proxy is solicited by the Board of Directors of Corning Incorporated [hereinafter referred to as the "Corporation" or "Corning"], Corning, New York 14831. The Corporation anticipates that this Proxy Statement and the enclosed Proxy will be mailed to holders of the Corporation's Common Stock and Series B 8% Convertible Preferred Stock [hereinafter referred to as the "Preferred Stock"] commencing on or about March 19, 1998. The Proxy may be revoked by written notice to the Corporation prior to the meeting or by written notice to the Secretary at the meeting at any time prior to being voted. Each valid and timely Proxy not revoked will be voted at the meeting in accordance with the instructions thereon.

     Holders of Common and Preferred Stock on the books of the Corporation at the close of business on March 11, 1998 are entitled to notice of and to vote at the meeting. On February 4, 1998, the Corporation had outstanding 231,617,033 shares of Common Stock, each entitled to one vote, and 197,213 shares of Preferred Stock, each entitled to four votes.


Action to be Taken Under
the Proxy

     The persons acting under the Proxy will vote the shares represented thereby for the election of Roger G. Ackerman, Lawrence S. Eagleburger, John H. Foster, Norman E. Garrity, Catherine A. Rein and William D. Smithburg as directors and for the proposals set forth in clauses [b], [c] and [d] of the Notice of Annual Meeting of Shareholders dated March 11, 1998 or, if otherwise directed by the person executing the Proxy, in accordance with such direction. The Board of Directors does not know of any other business to be brought before the meeting, but it is intended that, as to any such other business, a vote may be cast pursuant to the Proxy in accordance with the judgment of the person or persons acting thereunder. Should any above-named nominee for the office of director become unable to accept nomination or election, which is not anticipated, it is intended that the persons acting under the Proxy will vote for the election of such other person as the Board of Directors may recommend.


Voting Procedures

     New York's Business Corporation Law provides that, a quorum being present, nominees for the office of director are to be elected by a plurality of votes cast at the meeting. Only shares affirmatively voted in favor of a nominee will be counted toward the achievement of a plurality. Votes withheld [including broker non-votes] are counted as present for the purpose of determining a quorum but are not counted as votes cast in determining the plurality.

     With respect to the items described in clauses [b], [c] and [d] of the Notice of Annual Meeting dated March 11, 1998, New York's Business Corporation Law provides that, a quorum being present, approval is to be determined by a majority of the votes cast at the meeting. Abstentions and broker non-votes are counted in determining the existence of a quorum but are not counted as votes cast for the proposals as to which the shareholder abstained or the broker withheld authority. Abstentions and broker non-votes have the effect of reducing the number of affirmative votes required to achieve a majority of the votes cast.


Nominees for Election as Directors

     The Corporation's Board of Directors is divided into three classes. Each of the above-named nominees for the office of director is a member of the present Board of Directors and was elected by the Corporation's security holders. The terms of Roger G. Ackerman, Lawrence S. Eagleburger, John H. Foster, Norman E. Garrity, Catherine A. Rein and William D. Smithburg expire this year. No nominee is now the beneficial owner of any of the securities [other than directors' qualifying shares] of any of the Corporation's subsidiaries. Certain information with respect to nominees for election as directors and directors whose term of office will continue after the Annual Meeting is set forth below.

Nominees for Election -- Terms Expiring 2001

[PHOTO OF: ROGER G. ACKERMAN]
Roger G. Ackerman*
Chairman of the Board and Chief Executive Officer
Corning Incorporated

Mr. Ackerman, a graduate of Rutgers University and the PMD program at Harvard, has served Corning since 1962 in a variety of engineering, sales and management positions. In 1972 he was elected the president of a Corning subsidiary, Corhart Refractories Co., in 1975 the general manager and vice president of the Ceramic Products Division and in 1980 a senior vice president. In 1981 Mr. Ackerman became the director of the Manufacturing and Engineering Division, in 1983 the president of MetPath Inc. [now Quest Diagnostics Incorporated] and in 1985 group president and a director. In 1990 he was elected the president and chief operating officer of Corning and in 1996 he was elected to his present position. Mr. Ackerman, 59, is a director of The Pittston Company, The Massachusetts Mutual Life Insurance Company and Dow Corning Corporation, a trustee of the Corning Incorporated Foundation, chairman of The Business Council of New York State and president of the Foundation for the Malcolm Baldridge National Quality Award.

[PHOTO OF: THE HONORABLE LAWRENCE S. EAGLEBURGER]
The Honorable Lawrence S. Eagleburger[dbldag]
Senior Foreign Policy Advisor
Baker, Donelson, Bearman & Caldwell, Washington, D.C.

A veteran of the U.S. Army, Mr. Eagleburger received B.S. and M.S. degrees from the University of Wisconsin and retired from the U.S. Department of State in 1984 after 27 years of government service. He returned to U.S. government service in 1989, becoming Deputy Secretary of State in 1989, Acting Secretary of State in 1992 and Secretary of State from December 8, 1992 to January 19, 1993, following which he joined the law firm of Baker, Donelson, Bearman & Caldwell as senior foreign policy advisor. Mr. Eagleburger, 67, is a director of Dresser Industries, Inc., Phillips Petroleum Company, Universal Corporation, Stimsonite Corp. and COMSAT Corp. He was elected a director of the Corporation in 1995.

[PHOTO OF: JOHN H. FOSTER]
John H. Foster[dbldag]
Chairman of the Board
NovaCare, Inc.

Mr. Foster, founder and chairman of the board of NovaCare, Inc., a national provider of physical rehabilitation and employee services, is also founder, chairman of the board and chief executive officer of Apogee, Inc., a national provider of mental health services, and of Foster Management Company, an investment advisory firm. Mr. Foster, 55, a graduate of Williams College and the Amos Tuck School of Business Administration at Dartmouth College, is a trustee of the Hospital for Special Surgery, the Children's Hospital of Philadelphia and the Independence Seaport Museum and a member of the Dean's Council of the Harvard School of Public Health and the Amos Tuck School Board of Overseers. He was elected a director of the Corporation in 1994.

[PHOTO OF: NORMAN E. GARRITY]
Norman E. Garrity*
President, Corning Technologies
Corning Incorporated

Mr. Garrity, a graduate of, and with an advanced degree from, Bucknell University, has served Corning in various production, sales and marketing, and management positions since 1966. In 1984 he was named general manager of the Electrical Products Division and a vice president, in 1987 senior vice president of manufacturing and engineering for the Specialty Materials Group and in 1990 executive vice president. In 1996 he was elected a director of the Corporation and to his present position. Mr. Garrity, 56, is a director of Work & Technology Institute, Dow Corning Corporation, the National Association of Manufacturers, a trustee of the Corning Incorporated Foundation and Bucknell University and co-chair of the Coalition for Open Trade.

[PHOTO OF: CATHERINE A. REIN]
Catherine A. Rein[dbldag]
Senior Executive Vice President
Metropolitan Life Insurance Company

Ms. Rein, a graduate of Pennsylvania State University and New York University, joined Metropolitan Life Insurance Company in 1985 as a vice president in the human resources department. In 1988 she was named senior vice president and in 1989 was named executive vice president in charge of the business services group and corporate development and services departments and in 1998 senior executive vice president. Prior to 1985 she was vice president and general counsel for The Continental Group, Inc. Ms. Rein, 54, elected a director of the Corporation in 1990, is a director of the Bank of New York, Inc., New England Investment Companies, Inc., Inroads/NYC, Inc. and GPU, Inc., a trustee emeritus of the National Urban League and trustee of the New York University Law Center Foundation.

[PHOTO OF: WILLIAM D. SMITHBURG]
William D. Smithburg[dbldag]
Retired Chairman, President and Chief Executive Officer
The Quaker Oats Company

A graduate of DePaul University with an MBA from Northwestern University, Mr. Smithburg joined Quaker Oats in 1966. He was elected a vice president in 1971, executive vice president--U.S. grocery products in 1976, president in 1979, chairman and chief executive officer in 1983 and served as president from November 1990 to January 1993 and from November 1995 to November 1997 when he retired. Mr. Smithburg, who is 59, was elected a director of the Corporation in 1987 and is a director of Abbott Laboratories, Northern Trust Corporation and Prime Capital Corp.


Directors Continuing in Office

[PHOTO OF: ROBERT BARKER]
Robert Barker[dbldag]
Professor and Provost Emeritus, Cornell University

Dr. Barker, a graduate of the University of British Columbia and the University of California at Berkeley, has served on the faculties of the University of Iowa and Michigan State University and in 1995 retired after having been associated with Cornell University since 1979 as Professor of Biochemistry, Director of the Division of Biological Sciences, as Vice President for Research and Advanced Studies, as Provost, as Senior Provost and as Director and Senior Fellow of the Center for the Environment. He is now Professor and Provost Emeritus of Cornell University. He has served as a consultant to the National Institutes of Health, the National Academy of Sciences, the Oak Ridge and Los Alamos National Laboratories and the National Board of Medical Examiners. Dr. Barker is 69 and was elected a director of the Corporation in 1986. His term expires at the 2000 Annual Meeting.

[PHOTO OF: JOHN SEELY BROWN]
John Seely Brown[dbldag]
Vice President and Chief Scientist
Xerox Corporation

A graduate of Brown University with advanced degrees from the University of Michigan, Dr. Brown has served Xerox Corporation since 1978 in various scientific research positions. In 1986 he was elected vice president in charge of advanced research and in 1990 director of the Palo Alto Research Center and in 1992 was appointed chief scientist of Xerox. Dr. Brown, 57, is a director of NextLevel Systems Inc. and Varian Associates Inc., an advisory director of numerous scientific and information technology organizations and a member of numerous professional societies. He was elected a director of the Corporation in 1996. His term expires at the 1999 Annual Meeting.

[PHOTO OF: VAN C. CAMPBELL]
Van C. Campbell*
Vice Chairman, Corning Incorporated

A graduate of Cornell University with an MBA from Harvard, Mr. Campbell joined Corning in 1964. Elected an assistant treasurer in 1971, treasurer in 1972, a vice president in 1973, financial vice president in 1975 and senior vice president for finance in 1980, he became general manager of the Consumer Products Division in October 1981. He was elected vice chairman responsible for finance and administration and a director in 1983. Mr. Campbell, who is 59, is a director of Dow Corning Corporation, Armstrong World Industries, Inc., General Signal Corporation, Covance Inc. and Quest Diagnostics Incorporated and a trustee of the Corning Incorporated Foundation. His term expires at the 2000 Annual Meeting.

[PHOTO OF: GORDON GUND]
Gordon Gund[dbldag]
President and Chief Executive Officer
Gund Investment Corporation

Mr. Gund, president and chief executive officer of Gund Investment Corporation, which manages diversified investment activities, is principal owner of the Cleveland Cavaliers National Basketball Association team, chairman of the Board of Governors of the National Basketball Association, co-owner of the San Jose Sharks National Hockey League team and a member of the Board of Governors of the National Hockey League. He is chairman and chief executive officer of Gund Business Enterprises, which owns Nationwide Advertising Services, Inc. and CAVS/Gund Arena Company. He is a director of the Kellogg Company and co-founder and chairman of The Foundation Fighting Blindness. Mr. Gund, 58, elected a director of the Corporation in 1990, is a graduate of Harvard University. His term expires at the 1999 Annual Meeting.

[PHOTO OF: JOHN M HENNESSY]
John M. Hennessy[dbldag]
Chairman Private Equity
Credit Suisse First Boston Corporation

Mr. Hennessy, a graduate of Harvard College, was a National Science Foundation Fellow at the Sloan School, Massachusetts Institute of Technology, in economics and finance and served as Deputy Assistant Secretary of Treasury Affairs for Development Finance from 1970 to 1972 and as Assistant Secretary for International Affairs, Department of Treasury, from 1972 to 1974. He became managing director of First Boston Corporation, a subsidiary of CS First Boston, Inc., in 1974 and was named vice chairman of First Boston Corporation in 1982. In 1989 he was elected chairman of the executive board and group chief executive officer of CS First Boston Inc. He retired from the latter position on December 31, 1996 and currently acts as non-executive chairman of the firm's private equity investment business. Mr. Hennessy, 61, was elected a director of the Corporation in 1989 and is a director of M.I.T. Corporation; Credit Suisse Group, Zurich and numerous civic and philanthropic organizations, including United Negro College Funds and Manhattan Institute. His term expires at the 1999 Annual Meeting.

[PHOTO OF: JAMES R. HOUGHTON]
James R. Houghton[dbldag]
Retired Chairman of the Board and Chief Executive Officer
Corning Incorporated

A graduate of Harvard College and Harvard Business School, Mr. Houghton joined Corning in 1962. He became a vice president of Corning and general manager of the Consumer Products Division in 1968, a director in 1969, vice chairman in 1971, chairman of the executive committee and chief strategic officer in 1980 and chairman and chief executive officer in April 1983, retiring in April 1996. Mr. Houghton, 61, is a director of Metropolitan Life Insurance Company, J. P. Morgan & Co. Incorporated and Exxon Corporation. His term expires at the 2000 Annual Meeting.

[PHOTO OF: JAMES W. KINNEAR]
James W. Kinnear[dbldag]
Retired President and Chief Executive Officer
Texaco Inc.

A 1950 graduate of the United States Naval Academy, Mr. Kinnear joined Texaco in 1954. In 1977 he was elected a director, and from 1987 until April, 1993 was president and chief executive officer of Texaco Inc. Mr. Kinnear, 69, was elected a director of the Corporation in 1978 and is a director of ASARCO Incorporated and Paine Webber Group Inc. and an advisory director of Unilever N.V. and Unilever PLC. He is Chairman of the Metropolitan Opera Association, a member of the Board of Overseers and Managers of Memorial Sloan-Kettering Cancer Center and a member of the Board of Managers of The New York Botanical Garden. His term expires at the 2000 Annual Meeting.

[PHOTO OF: JOHN W. LOOSE]
John W. Loose*
President, Corning Communications
Corning Incorporated

Mr. Loose, a graduate of Earlham College and the PMD program at Harvard, has served Corning in various commercial and management positions since 1964. In 1986 he was named vice president and general manager of Asia Pacific and in 1988 senior vice president, International as well as president of Corning Asahi Video Products Company. In 1990 he was named executive vice president, Information Display Group. In 1993 he was elected president of Corning Vitro Corporation, later named Corning Consumer Products Company, and in 1996 to his present position. Mr. Loose, 56, is a director of Polaroid Corporation, chairman of the board of Siecor Corporation and a trustee of Corning Incorporated Foundation. He was elected a director of the Corporation in 1996. His term expires at the 1999 Annual Meeting.

[PHOTO OF: JAMES J. O'CONNOR]
James J. O'Connor[dbldag]
Chairman of the Board and Chief Executive Officer
Unicom Corporation

A graduate of Holy Cross College, Harvard Business School and Georgetown Law School and a veteran of the U.S. Air Force, Mr. O'Connor joined Commonwealth Edison Company (the principal subsidiary of Unicom Corporation) in 1963. He became a vice president of Commonwealth Edison in 1970, executive vice president in 1973, president in 1977, a director in 1978 and chairman and chief executive officer in 1980. In 1994 he was also named chairman and chief executive officer of Unicom Corporation, which then became the parent company of Commonwealth Edison. Mr. O'Connor, 60, is a director of Tribune Company, First Chicago Corporation, The First National Bank of Chicago and United Airlines. He was elected a director of the Corporation in 1984. His term expires at the 2000 Annual Meeting.

[PHOTO OF: HENRY ROSOVSKY]
Henry Rosovsky[dbldag]
Geyser University Professor Emeritus
Harvard University

Dr. Rosovsky, the Lewis P. and Linda L. Geyser University Professor Emeritus, retired in 1996 after having been associated with the Harvard University economics department since 1965. From 1973 to 1984 he served as dean of the faculty of arts and sciences. In 1971 he served as consultant to the President's Commission on International Trade and Foreign Investment, and in 1977 and 1978 as a consultant to the Asian Development Bank. Dr. Rosovsky, a graduate of the College of William and Mary with advanced degrees from Harvard, is a director of Paine Webber Group, Inc. and The Japan Fund, Inc. He is 70 and was elected a director of the Corporation in 1980. His term expires at the 1999 Annual Meeting.

[PHOTO OF: H. ONNO RUDING]
H. Onno Ruding[dbldag]
Vice Chairman, Citicorp and Citibank, N.A.

Dr. Ruding, with advanced degrees in economics from Erasmus University, Rotterdam, has served private firms and the public in various financial positions, including executive director of the International Monetary Fund from 1977-1980, Minister of Finance of The Netherlands from 1982-1989 and chairman of the Netherlands Christian Federation of Employers from 1990-1992. He became a director of Citicorp in 1990 and was appointed vice chairman of Citicorp and Citibank, N.A. in 1992. Dr. Ruding, 58, is a director of Pechiney, an advisory director of Unilever N.V. and Unilever PLC, an advisor to Robeco and a member of the board of trustees of Mount Sinai Hospital and a member of the Committee for European Monetary Union and the Trilateral Commission. He was elected a director of the Corporation in 1995. His term expires at the 1999 Annual Meeting.

             * Member of the Executive Committee
      [dbldag] Alternate member of the Executive Committee

Security Ownership of Certain Beneficial Owners

     Unless otherwise indicated, each of the persons named in paragraph [a] and in paragraph [b] below has sole voting and investment power with respect to the shares listed.

     [a] The only persons who, to the knowledge of the management, owned beneficially on December 31, 1997 more than 5% of the outstanding shares of Common and Preferred Stock of the Corporation are set forth below:

                                      Shares Owned
Name and Address                      and Nature of            Percent
of Beneficial Owner                   Beneficial Ownership     of Class
------------------------------------------------------------------------
Brinson Partners, Inc.                13,416,428 Common[1]     5.79%
209 South LaSalle Street
Chicago, IL 60604-1295

Corning Incorporated                  12,226,978 Common[2]     5.27%
 Investment Plans
c/o The Chase Manhattan Bank, N.A.
770 Broadway
New York, NY 10003
------------------------------------------------------------------------

[1] Brinson Partners, Inc. and its direct and indirect parent entities, Brinson Holdings, Inc., SBC Holding (USA), Inc. and Swiss Bank Corporation, share voting and investment power with respect to such shares.

[2] Includes 11,434,966 shares of Common Stock and the voting equivalent thereof in 198,003 shares of Preferred Stock [being 100% of the Class] held by The Chase Manhattan Bank, N.A. as the trustee of the Corporation's Investment Plans. Each share of Common Stock is entitled to one vote. Each share of Preferred Stock is entitled to four votes and is convertible into 4.79 shares of Common Stock. See also footnote [3] of paragraph [b] below.

[b] Set forth below is the number of shares of Common Stock [and the voting equivalent thereof represented by outstanding shares of Preferred Stock] of the Corporation beneficially owned on December 31, 1997 by the directors and nominees for directors; by the chief executive officer and the four other most highly compensated executive officers [collectively, the "named executive officers"] and by all directors and executive officers of the Corporation as a group:

                            Shares Owned
                            and Nature             Percent
                            of Beneficial          of
Name                        Ownership[1][2][3]     Class[7]
------------------------------------------------------------
Directors
---------
Robert Barker                    9,941[4]             --
------------------------------------------------------------
John S. Brown                    6,229[4]             --
------------------------------------------------------------
Lawrence S. Eagleburger          6,456                --
------------------------------------------------------------

                               Shares Owned
                               and Nature             Percent
                               of Beneficial          of
Name                           Ownership[1][2][3]     Class[7]
--------------------------------------------------------------
Directors
---------
John H. Foster                     6,629[4]             --
--------------------------------------------------------------
Gordon Gund                      226,878[4]             --
--------------------------------------------------------------
John M. Hennessy                   9,524[4]             --
--------------------------------------------------------------
James R. Houghton              1,215,917[5]             --
--------------------------------------------------------------
James W. Kinnear                  11,029[4]             --
--------------------------------------------------------------
James J. O'Connor                 11,621[4]             --
--------------------------------------------------------------
Catherine A. Rein                  9,029[4]             --
--------------------------------------------------------------
Henry Rosovsky                     8,949[4]             --
--------------------------------------------------------------
H. Onno Ruding                     6,888[4]             --
--------------------------------------------------------------
William D. Smithburg               8,229[4]             --
--------------------------------------------------------------
Named Executive Officers
------------------------
[*also serve as directors]

Roger G. Ackerman*               520,999                --
--------------------------------------------------------------
Van C. Campbell*                 426,136                --
--------------------------------------------------------------
Norman E. Garrity*               391,160                --
--------------------------------------------------------------
John W. Loose*                   343,438                --
--------------------------------------------------------------
James M. Ramich                  168,661                --
--------------------------------------------------------------
All Directors and Executive
 Officers as a Group           4,708,739[6]           2.03%

[1] Includes shares of Common Stock, subject to forfeiture and restrictions on transfer, granted pursuant to the Corporation's Incentive Stock Plans as well as options to purchase shares of Common Stock exercisable within 60 days under the Corporation's Stock Option Plans. Messrs. Ackerman, Campbell, Garrity, Houghton, Loose and Ramich have the right to purchase 162,300; 139,141; 158,884; 394,077; 112,230 and 59,933 shares, respectively, pursuant to such options. All directors and executive officers as a group hold options to purchase 1,474,668 such shares.

[2] Includes shares of Common Stock, subject to forfeiture and restrictions on transfer, issued pursuant to the Corporation's Restricted Stock Plans for Non-Employee Directors.

[3] Includes shares of Common Stock and the voting equivalent thereof in Preferred Stock on the basis of four shares of Common Stock for each share of Preferred Stock, held by The Chase Manhattan Bank, N.A. as the trustee of the Corporation's Investment Plans for the benefit of the members of the group, who may instruct the trustee as to the voting of such shares. If no instructions are received, the trustee votes the shares in the same proportion as it votes all of the shares for which instructions were received. Shares of Preferred Stock may be held only by the trustee. The power to dispose of shares of Common and Preferred Stock is also restricted by the provisions of the Plans. The trustee holds for the benefit of Messrs. Ackerman, Campbell, Garrity, Houghton, Loose and Ramich, and all directors and executive officers as a group the equivalent of 25,660; 8,446; 15,126; 50,668;13,695; 7,768 and 195,948 shares of Common Stock, respectively, and for the benefit of all employees who participate in the Plans the equivalent of 12,226,978 shares of Common Stock, each entitled to one vote, being 11,434,966 shares of Common Stock and the voting equivalent of 198,003 shares [being 100% of the Class] of Preferred Stock, each entitled to four votes.

[4] In addition, Messrs. Barker, Brown, Foster, Gund, Hennessy, Kinnear, O'Connor, Rosovsky, Ruding and Smithburg and Ms. Rein have credited to their accounts the equivalent of an aggregate of 12,077; 1,436; 3,454; 8,516; 10,671; 19,563; 7,220; 9,855; 1,105; 15,831 and 563 shares, respectively, of Common
Stock in valuation entry form under the Corporation's Deferred Compensation Plan for Directors. Deferred fees will be paid solely in cash at or following termination of service as a director.

[5] Includes 509,836 shares held in trusts by Market Street Trust Company as a co-trustee for the benefit of Mr. Houghton as income beneficiary. Does not include 9,722,220 shares held in trusts by Market Street Trust Company, as to which Mr. Houghton disclaims beneficial ownership. Market Street Trust Company is a limited purpose trust company controlled by the Houghton family, the directors of which include James R. Houghton and other Houghton family members.

[6] Does not include 114,179 shares owned by the spouses, minor children and family partnerships of certain executive officers and directors as to which such officers and directors disclaim beneficial ownership.

[7] Unless otherwise indicated, does not exceed 1% of the Class of Common Stock.


Report of the Compensation Committee of the Board of Directors on Executive Compensation

     Executive compensation at Corning is administered by the Compensation Committee of the Board of Directors, composed entirely of non-employee directors. The following is the Committee's report.

     "The Compensation Committee reviews and recommends executive compensation levels, cash and equity incentives for executive officers and reports such recommendations to the Board for its consideration and action.

     The philosophy underlying, and the strategies guiding, the Committee's recommendations regarding the Corporation's compensation program, the impact of performance within that program and a description of actions affecting 1997 compensation for Mr. Ackerman, Chairman of the Board and Chief Executive Officer of the Corporation, are discussed below.

Compensation Philosophy

     The Committee is responsible for ensuring that executive compensation is based on objective measures of performance at the individual, corporate and applicable business unit level. The Committee believes that compensation should be driven by the long-term interests of the shareholders and should be directly linked to corporate performance.

Compensation Strategy

     The Committee's basic strategic compensation principles are as follows:

     [bullet] Executive compensation will reward performance and contribution to shareholder value and be competitive with positions of similar responsibility at other companies of comparable complexity, size and historical performance. The companies which meet such parameters are referred to as Corning's comparable companies. The list of comparable companies is modified periodically, most recently in 1997 to take into account changes in the Corporation as a result of the spin-off of the healthcare services businesses at the end of 1996 and the proposed divestiture of the consumer products business.

     [bullet] As employees assume greater responsibilities, an increasing share of their total compensation package will be derived from variable incentive compensation [both of a long- and short-term nature] generated by achievement of performance objectives designed to produce long-term growth in shareholder value.

     [bullet] Performance-based equity incentives and stock option grants are effective ways to align the long-term interests of employees with those of shareholders.

     [bullet] Stock ownership fosters commitment to long-term shareholder value.
              Executives are encouraged to own and hold Common Stock through the design of the Corporation's long-term equity plans and in communications which stress the commitment to long-term value.

     [bullet] The benefits package for executives will be substantially identical to that offered to all salaried employees and will be designed to encourage long-term commitment to the Corporation.

     The executive compensation program is composed of three elements: base salary; annual incentives and long-term equity based incentives, including stock options. The Committee tests annually each element of the compensation program against market surveys provided by independent compensation consultants. Such surveys currently include companies engaged in a variety of manufacturing and service industries, many of which are "Fortune 500" companies and companies included in the S&P 500 Index and some of which are included in the S&P Diversified Manufacturing Index.

     It is Corning's compensation strategy to target base salary at approximately the median of the Corning comparable companies and to have the equity-based and variable pay incentive compensation components drive total compensation to the top quartile of such companies if performance meets or exceeds such top quartile performance.

Compensation Deductibility

     The Committee intends to continue to set performance-based goals annually under the Corporation's Variable Compensation Plan and periodically for longer terms under the Corporate Performance Plan [described in the section below entitled Compensation Program] and to deduct compensation paid upon attainment of such goals in such Plans to the extent consistent with the provisions of
Section 162[m] of the Internal Revenue Code of 1986.

Compensation Program

     Annual compensation of the named executive officers as shown in the "Salary" and "Bonus" columns of the Summary Compensation Table, and recommendations by the Committee to adjust salary levels and bonus targets, are based on an individual's responsibilities and performance against established financial goals such as return on equity, net income and earnings per share, overall corporate performance and external comparative compensation information.

     Annual variable incentives are paid in cash through the Variable Compensation Plan under which minimum, target and maximum awards are set by the Committee based on position level. Awards are earned based on achievement of annual predetermined net earnings goals set by the Committee. In 1997 performance against such goals was very strong with all goals being exceeded.

     Under the 1994 Employee Equity Participation Program, the Corporation developed a series of performance-based plans [herein referred to as the "Corporate Performance Plan"]. The Corporate Performance Plan provides the mechanism to reward improvement in corporate performance as measured by earnings per share.

     Under the Corporate Performance Plan covering the 1996-1998 performance period, the Committee established minimum, target and maximum goals for each of 1996, 1997 and 1998. It awarded shares of Common Stock at target to executive officers in December 1995 for 1996 performance, in February 1997 for 1997 performance and in December 1997 for 1998 performance. Shares earned under the Plan may range from 0% to 150% of the target award, depending on actual performance results. Shares earned for 1997 and 1998 will remain subject to forfeiture and restrictions on transfer for two years following the end of the performance period. Based on an increase in 1997 of earnings per share of 28% compared to 1996, the Committee determined that 150% of the shares awarded in February 1997 to the named executive officers were earned under the Corporate Performance Plan [as indicated in the Corporate Performance Plan Activity Table].

     Stock options for the entire three-year performance period of 1996-1998 were granted to the named executive officers in December 1995, in a defined ratio to the "performance-based" shares described above. Options to purchase two shares of Common Stock were granted at the inception of such performance period for every one performance-based share to be issued over the three-year performance period. Additional stock options were granted in 1997, and may be granted in 1998, to reflect changes in job roles and increased responsibilities. Stock options granted to the named executive officers in 1997 are shown in the table of Option Grants in Last Fiscal Year.

     In determining the number of stock options and shares to be made available to executives under the Corporate Performance Plan, the Committee evaluated the comparative external market data described above with respect to the stock options granted and performance-based shares awarded by the Corning comparable companies, the number of shares of Common Stock already subject to restrictions and to options and the number of additional shares to be awarded necessary to align directly management and shareholder interests.

     The pension and welfare benefits provided to executives are substantially equal to those provided to all salaried employees. Employees whose pensionable earnings exceed federal limits are eligible to participate in non-qualified supplemental retirement and investment plans.


CEO Compensation Actions--1997

     1997 was a year of significant change and transition for the Corporation following the distribution to the Corporation's shareholders of the common stock of both Quest Diagnostics Incorporated and Covance Inc. at the end of 1996. The Corporation announced in May 1997 its intention to divest its consumer products business. The Corporation's 1997 financial performance was strong and consistent, as demonstrated by an increase in earnings per share of 28% compared to 1996. Targets set under many of the Corporation's executive compensation programs were met or exceeded by this outstanding performance.

     Base Salary: Effective January 1, 1997, the Committee increased Mr. Ackerman's base salary for 1997 by approximately 3.5%, from $725,000 per annum to $750,000 per annum, and increased his incentive target for 1997 from 80% to 85% of base salary.

     Annual Incentives: Mr. Ackerman's bonus for 1997 was composed of two parts: First, Mr. Ackerman received 149% of his 1997 base salary under the Variable Compensation Plan. This award was based on the Corporation's achieving net profit after tax equivalent to 175% of the target opportunity set by the Committee in February 1997. Second, Mr. Ackerman received 7.55% [1997 minimum = 0%; maximum = 10%] of his base salary under the Corporation's GoalSharing Plan, a variable compensation plan in which almost all of the Corporation's employees participate.

     Long-Term Incentives: Under the Corporate Performance Plan, Mr. Ackerman earned for 1997 performance 60,000 [or 150%] of the 40,000 shares granted to him in February

1997 in connection with the 1997 earnings per share targets. In addition, the Committee granted Mr. Ackerman stock options covering 14,000 shares in 1997 in recognition of his increased responsibilities as chief executive officer. In December 1997 Mr. Ackerman was awarded 37,500 shares at target under the Corporate Performance Plan for 1998. Such shares are shown in the Corporate Performance Plan Table.

Conclusion

     The Committee believes that the quality of executive leadership significantly affects the long-term performance of the Corporation and that it is in the best interest of the shareholders to compensate fairly executive leadership for achievement meeting or exceeding the high standards set by the Committee, so long as there is corresponding risk when performance falls short of such standards. A primary goal of the Committee is to relate compensation to corporate performance. Based on the Corporation's performance in 1997, the Committee believes that Corning's current executive compensation program meets such standards and has contributed, and will continue to contribute, to the Corporation's and its shareholders' long-term success.

The Compensation Committee:

James W. Kinnear, Chairman

James J. O'Connor

Catherine A. Rein

William D. Smithburg"


Performance Graphs

     Set forth opposite are graphs illustrating the Corporation's cumulative total shareholder return over the last five years and over the last ten years compared to two performance indicators of the stock market, the S&P 500 and the S&P Diversified Manufacturing Companies in which the Corporation is included. The latter includes the capital weighted performance results of those companies in the diversified manufacturing companies classification that are also included in the S&P 500. In prior years the Corporation had compared its shareholder return to the S&P Miscellaneous Industrial Companies classification, a classification which is no longer published.

     The ten-year cumulative total shareholder return graph shows the Corporation's compound annual return to be 23.7% compared to annual returns of 25.0% for the S&P 500 and 23.3% for the S&P Diversified Manufacturing Companies. The five-year cumulative total shareholder return graph, covering a period heavily influenced by the breast implant controversy and subsequent Chapter 11 filing by Dow Corning Corporation, shows annual returns for the Corporation, the S&P 500 and the S&P Diversified Manufacturing Companies of 5.5%, 20.2% and 23.0%, respectively.

     On December 31, 1996 the Corporation distributed to its shareholders the common stock of Quest Diagnostics Incorporated and Covance Inc. Such companies represented 16% of the market price of Corning Common Stock on such date. The total return of Corning Common Stock for each of the years 1987 through 1995 reflected in the graphs set forth opposite has been adjusted accordingly.

[FIVE-YEAR COMPARISON GRAPHIC OMITTED]
[line chart]

                 Comparison of Five-Year Cumlative Total Return
                          Among Corning Incorporated,
             S&P 500 and S&P Manufacturing (Diversified) Companies
                       (Fiscal Years Ending December 31)

Year           Corning        S&P 500        S&P Manufacturing
            Incorporated                       (Diversified)
1992            100              100                  100
1993           76.5            109.9                121.4
1994           83.5            111.3                125.7
1995           91.4            153.2                  177
1996          134.2            188.3                243.9
1997          130.4            251.1                290.4


[TEN-YEAR COMPARISON GRAPHIC OMITTED]
[line chart]

                 Comparison of Ten-Year Cumlative Total Return
                          Among Corning Incorporated,
             S&P 500 and S&P Manufacturing (Diversified) Companies
                       (Fiscal Years Ending December 31)

Year           Corning        S&P 500        S&P Manufacturing
            Incorporated                       (Diversified)
1987            100              100                  100
1988          152.4            116.6                104.1
1989          193.4            153.6                116.3
1990            206            148.8                115.3
1991          358.5            193.4                141.3
1992          356.1            207.7                153.2
1993          272.4            228.4                  186
1994          297.3            231.3                192.5
1995          325.6            318.3                271.1
1996            478            391.2                373.6
1997          464.3            521.7                444.9

Executive Compensation

     The following tables and charts set forth information with respect to benefits made available, and compensation paid or accrued, by the Corporation during the year ended December 31, 1997 for services by each of the chief executive officer and the four other most highly compensated executive officers whose total salary and bonus exceeded $100,000. The Corporation regards total annual pay as the combination of the cash amounts set forth under the salary and bonus columns.


                          SUMMARY COMPENSATION TABLE

                                                                          Long-Term Compensation
                                                                   -----------------------------------
                       Annual Compensation                                   Awards           Payouts
----------------------------------------------------------------   -----------------------   ---------
                                                       Other                                             All
                                                       Annual      Restricted   Securities   Incentive   Other
Name and                                               Compen-     Stock        Underlying   Plan        Compen-
Principal Position    Year    Salary     Bonus         sation[1]   Awards[2]    Options      Payouts     sation[3]
------------------    ----    ------     -----         ---------   ---------    ----------   ---------   ---------
Roger G. Ackerman,    1997    $750,000   $1,172,250    $82,213     $2,918,156     14,000        $0       $95,285
 Chairman of          1996     683,333      793,077     28,731      2,506,406          0         0        62,411
 the Board            1995     600,000      309,300     36,229        376,688    198,000         0        75,441

Van C. Campbell,      1997     625,000      812,813     22,779      1,998,573          0         0        75,210
 Vice Chairman        1996     576,667      592,980     14,414      1,905,109          0         0        52,615
                      1995     515,000      257,315     16,037        336,344    162,000         0        68,209

Norman E. Garrity,    1997     500,000      606,500     61,310      1,778,081     32,000         0        56,834
 President, Corning   1996     438,333      420,390     18,191      1,279,033          0         0        47,088
 Technologies         1995     380,000      246,620     15,000        335,625     99,000         0        43,081

John W. Loose,        1997     500,000      606,500     62,139      1,924,486     32,000         0        55,813
 President, Corning   1996     428,333      403,861     16,353      1,337,124          0         0        40,548
 Communications       1995     365,000      210,240     12,351        335,625     96,000         0        40,360

James M. Ramich,      1997     375,000      389,250     52,375      1,193,541      8,000         0        32,521
 Executive Vice       1996     341,667      282,450     15,000      1,001,228          0         0        27,711
 President            1995     280,000      198,337     12,500        335,625     84,000         0        25,624

[1] Includes tax gross-up payments.

[2] At year end 1997, Messrs. Ackerman, Campbell, Garrity, Loose and Ramich held an aggregate of 177,289; 137,158; 99,664; 96,311 and 80,260 shares of restricted stock, respectively, having an aggregate value on December 31, 1997 of $6,543,081; $5,061,994; $3,678,229; $3,554,483 and $2,962,100,
    respectively. Certain of such shares are subject to restrictions on transfer until the executive officer retires at or after age 60 and are subject to forfeiture prior to age 60 in whole if such officer voluntarily terminates employment with the Corporation and in part if such officer's employment is terminated by the Corporation. Dividends are paid to such individuals on all shares of restricted Common Stock held by them.

[3] Represents amounts contributed by the Corporation to the Investment Plan and a non-qualified investment plan maintained by the Corporation to provide salaried employees the benefits which would have been available to them pursuant to the terms of the Corporation's Investment Plan but for limitations on contributions to tax-qualified plans imposed pursuant to the Employee Retirement Income Security Act.

     The Corporation has in place a severance policy pursuant to which it will provide to all salaried employees upon the happening of certain stated events compensation in amounts ranging between eight weeks [for employees with at least one year of service] and fifty-two weeks [for employees with twenty or more years of service]. The Corporation also has in place a severance policy pursuant to which it will provide to certain of the Corporation's officers and senior employees, including the named executive officers, upon the happening of certain stated events up to three years of cash compensation in light of the length of time anticipated in securing comparable employment. Such events include a constructive termination of employment as a result of a substantial change in such employee's responsibilities, compensation levels, relocation and similar matters following a change in the ownership and management of the Corporation.

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR [1]

                                                                                 Potential Realizable Value at Assumed
                                                                                Annual Rates of Stock Price Appreciation
                             Individual Grants                                             for Option Term[2]
--------------------------------------------------------------------------- ------------------------------------------------
                      Number of     % of Total
                     Securities       Options
                     Underlying       Granted
                       Options     to Employees     Exercise    Expiration   Gain at        Gain at            Gain at
        Name           Granted    in Fiscal Year      Price        Date         0%            5%                 10%
------------------- ------------ ---------------- ------------ ------------ --------- ------------------ -------------------
Roger G. Ackerman     14,000[3]         1.59%         $35.32      2/4/2007   $   0      $      310,976     $       788,074

Van C. Campbell            0              --              --           --       --                   0                   0

Norman E. Garrity     32,000[3]         3.63%          35.32      2/4/2007       0             710,802           1,801,311

John W. Loose         32,000[3]         3.63%          35.32      2/4/2007       0             710,802           1,801,311

James M. Ramich        8,000[3]          .90%          35.32      2/4/2007       0             177,700             450,328

All Shareholders         N/A             N/A             N/A           N/A       0       6,184,687,523      15,673,212,472
  as a group

All Optionees        879,457[4]          100%          42.45[5]       2007       0          23,480,107          59,503,201
  as a group

Optionee Gain As % Of All Shareholders Gain                                                        .38%                .38%

[1] No SARs were granted.

[2] The dollar amounts set forth under these columns are the result of calculations at 0% and at the 5% and 10% rates established by the Securities and Exchange Commission and therefore are not intended to forecast future appreciation of the Corporation's stock price.

[3] The stock option agreements provide that one half of the options will become exercisable on February 1, 1999 and all options will become exercisable on February 1, 2000. The stock option agreements also provide that an additional option ["Additional Option"] may be granted if the market price of the Corporation's Common Stock has reached certain prescribed levels and if the optionee uses shares of the Corporation's Common Stock to pay the purchase price of an option. The Additional Option will cover the number of shares tendered in payment of the option price, will be granted at the then fair market value of the Corporation's Common Stock, will become exercisable only after the lapse of twelve months and will expire on the expiration date of the original option.

[4] Includes Additional Options for 18,307 shares.

[5] The exercise price is a weighted average of option prices relating to grants of options, including Additional Options, made on various occasions in 1997.

                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                YEAR AND FISCAL YEAR-END OPTION/SAR VALUES [1]

                                                   Number of Securities           Value of Unexercised
                                                   Underlying Unexercised         In-the-Money Options
                        Shares                   Options at Fiscal Year End        At Fiscal Year End
                       Acquired       Value    ----------------------------- -----------------------------
        Name         on Exercise    Realized    Exercisable   Unexercisable   Exercisable   Unexercisable
------------------- ------------- ------------ ------------- --------------- ------------- ---------------
Roger G. Ackerman      29,939      $  850,044     128,767       284,693       $  879,054     $2,984,979

Van C. Campbell        67,432       1,998,227     109,200       223,981          754,831      2,453,784

Norman E. Garrity      14,792         681,477     134,932       174,532        1,350,736      1,617,340

John W. Loose          44,677       1,656,113      88,278       170,939          439,563      1,578,477

James M. Ramich        29,900         837,573      35,981       132,565          398,971      1,384,932

[1] There are no SARs outstanding.


                   CORPORATE PERFORMANCE PLAN ACTIVITY TABLE

     This Table illustrates the number of performance-based shares awarded under the Corporate Performance Plan [as earlier described on page 14.] The number of shares earned or which may be earned by the named executive is determined by the achievement of specific return on equity, earnings per share or other objective goals for the Corporation. The percentage of awards that may be earned ranges from 0% to 150% of target. The dollar value of the shares earned for 1997 is reflected in the Restricted Stock Awards column of the Summary Compensation Table.

     In February 1999 the Compensation Committee will assess performance against goals and determine the number of shares earned of those granted in December 1997. Once earned, such shares remain subject to forfeiture upon termination of employment and restricted as to transfer for two years.

                                            Number                        Number       Number
                                Grant     of Shares     Performance     of Shares     of Shares
        Name           Year      Date      Granted         Period       Forfeited      Earned
-------------------   ------   -------   -----------   -------------   -----------   ----------
Roger G. Ackerman     1998      12/97      37,500          1998
                      1997       2/97      40,000          1997                        60,000
                      1996      12/95      33,000          1996                        49,500
                      1995      12/94      14,000          1995          1,946         12,054

Van C. Campbell       1998      12/97      27,000          1998
                      1997       2/97      30,000          1997                        45,000
                      1996      12/95      27,000          1996                        40,500
                      1995      12/94      12,500          1995          1,737         10,763

Norman E. Garrity     1998      12/97      23,000          1998
                      1997       2/97      25,000          1997                        37,500
                      1996      12/95      16,500          1996                        24,750
                      1995      12/94      10,000          1995                        10,740

John W. Loose         1998      12/97      23,000          1998
                      1997       2/97      25,000          1997                        37,500
                      1996      12/95      16,000          1996                        24,000
                      1995      12/94      10,000          1995                        10,740

James M. Ramich       1997       2/97      18,000          1997                        27,000
                      1996      12/95      14,000          1996                        21,000
                      1995      12/94      10,000          1995                        10,740

                                 PENSION PLAN

     The Corporation maintains a Pension Plan, a defined benefit plan, under which benefits are paid based upon career earnings [regular salary and cash awards such as those paid under the Corporation's Variable Compensation Plans] and years of credited service. Employees are required to contribute an amount equal to 2% of compensation in excess of the social security wage base up to the compensation limits imposed by the Internal Revenue Code. Salaried employees may contribute 2% of their annual earnings up to the social security wage base. The benefit formula is reviewed and adjusted periodically for inflationary and other factors. The Corporation's contributions to the Plan are determined by the Plan's actuaries and are not determined on an individual basis. The amount of benefits payable under the Plan and attributable to the Corporation's contributions is subject to the provisions of the Employee Retirement Income Security Act and limits imposed by the Internal Revenue Code.

     The Corporation maintains non-qualified supplemental pension plans pursuant to which it will pay amounts approximately equal to the difference between the benefits provided under the Pension Plan and benefits which would have been payable thereunder but for the limitations of the Employee Retirement Income Security Act and the Internal Revenue Code. Certain employees, including executive officers, participate in the Executive Supplemental Pension Plan under which benefits are paid based upon final average compensation [the highest five consecutive calendar years in the ten calendar years immediately preceding retirement] and years of credited service. The Corporation has established a trust to fund benefits payable under the Executive Supplemental Pension Plan, certain portions of which are presently funded and vested on an individual basis.

     The table below sets forth aggregate annual amounts payable under the Pension Plan and the Executive Supplemental Pension Plan under the straight life annuity option, assuming retirement during 1998 of participants who have met the eligibility requirement for unreduced benefits under the Plans. Additional benefits may be payable to participants who have elected to contribute voluntarily to the Pension Plan. The benefits set forth in the table are not subject to any deduction for social security or other offset amounts. The normal retirement age specified in the Plans is age 65 with 5 years of credited service.

                                         Years of Service

Final Average Pay   15            20            25            30            35            40
-----------------------------------------------------------------------------------------------
  $  500,000     $110,200      $146,900      $183,600      $220,400      $257,100      $294,600
-----------------------------------------------------------------------------------------------
     600,000      132,700       176,900       221,100       265,400       309,600       354,600
-----------------------------------------------------------------------------------------------
     700,000      155,200       206,900       258,600       310,400       362,100       414,600
-----------------------------------------------------------------------------------------------
     800,000      177,700       236,900       296,100       355,400       414,600       474,600
-----------------------------------------------------------------------------------------------
     900,000      200,200       266,900       333,600       400,400       467,100       534,600
-----------------------------------------------------------------------------------------------
   1,000,000      222,700       296,900       371,100       445,400       519,600       594,600
-----------------------------------------------------------------------------------------------

                                           Years of Service

Final Average Pay     15            20            25            30            35             40
---------------------------------------------------------------------------------------------------
   $1,100,000      $245,200      $326,900      $408,600      $490,400      $ 572,100      $ 654,600
---------------------------------------------------------------------------------------------------
    1,200,000       267,700       356,900       446,100       535,400        624,600        714,600
---------------------------------------------------------------------------------------------------
    1,300,000       290,200       386,900       483,600       580,400        677,100        774,600
---------------------------------------------------------------------------------------------------
    1,400,000       312,700       416,900       521,100       625,400        729,600        834,600
---------------------------------------------------------------------------------------------------
    1,500,000       335,200       446,900       558,600       670,400        782,100        894,600
---------------------------------------------------------------------------------------------------
    1,600,000       357,700       476,900       596,100       715,400        834,600        954,600
---------------------------------------------------------------------------------------------------
    1,700,000       380,200       506,900       633,600       760,400        887,100      1,014,600
---------------------------------------------------------------------------------------------------
    1,800,000       402,700       536,900       671,100       805,400        939,600      1,074,600
---------------------------------------------------------------------------------------------------
    1,900,000       425,200       566,900       708,600       850,400        992,100      1,134,600
---------------------------------------------------------------------------------------------------
    2,000,000       447,700       596,900       746,100       895,400      1,044,600      1,194,600
---------------------------------------------------------------------------------------------------

     The compensation covered by the Pension Plan and the Executive Supplemental Pension Plan for each of the named executive officers is the total of salary and bonus as set forth in the Summary Compensation Table. The amount of bonus is included as compensation covered by such Plans in the calendar year in which it is paid. Messrs. Ackerman, Campbell, Garrity, Loose and Ramich have 35, 33, 31, 33 and 24 years of credited service, respectively.

Proposed 1998 Variable Compensation Plan

     In 1949, the shareholders of the Corporation adopted a plan which provided for the payment of additional compensation to such of the Corporation's officers and employees as might be designated by a Committee of the Board of Directors, no member of which Committee was to be eligible to participate in the Plan. Shareholders have approved periodically modifications to these additional compensation plans, the last such approval being of the 1988 Variable Compensation Plan [the "1988 Plan"] which had a ten-year term. The Board of Directors of the Corporation has approved the continuation of the 1988 Plan and directed that the 1998 Variable Compensation Plan [the "Incentive Plan"] be submitted to shareholders for approval. The Incentive Plan continues the Corporation's long-standing approach to the payment of additional compensation. The Incentive Plan will continue as a compensation program for those employees who have broad responsibilities for profits and performance at the worldwide corporate level and whose compensation may be subject to the scope of Section 162[m] of the Internal Revenue Code.

     The affirmative vote of the holders of a majority of the shares of the Corporation's Common Stock cast at the meeting is required to approve the Incentive Plan. If shareholders approve, the Plan will become effective for fiscal 1998 and will expire for the fiscal year ending on December 31, 2002. In the event shareholders do not approve, the Incentive Plan will not become effective and additional compensation paid to named executive officers may not be deductible under Section 162[m] of the Internal Revenue Code.

     The following is a summary of the principal features of the Incentive Plan. The principal differences between the Incentive Plan and the 1988 Plan are discussed at the end of the summary under the heading "Principal Differences." The Corporation will send without charge the Incentive Plan to any shareholder who requests a copy.

     Committee. The Incentive Plan will be administered by a committee [the "Committee"] appointed by the Board of Directors, consisting of at least three directors, each of whom meets each of the requirements for an "outside director" as that term is defined in Section 162[m] of the Internal Revenue Code. The members of the Committee will serve as such without compensation other than the regular fees to which they are entitled for attending meetings of the Board of Directors or any committee thereof.

     Eligibility. The participants in the Incentive Plan will be the Corporation's chief executive officer and other executive officers, the deduction of whose compensation may be subject to the provisions of Section 162[m] of the Internal Revenue Code. Other employees, including officers not participating in the Incentive Plan, will participate in variable compensation plans which provide incentive for profit and performance and which use measures of performance substantially similar to those used in the Incentive Plan.

     Determination of Incentive Compensation. The Committee will determine the incentive compensation of each participant based upon the extent to which the Corporation has met predetermined performance goals. To measure performance the Committee may use such criteria as operating profits, net profits, earnings per share, profit returns and margins, revenues, working capital, shareholder return and/or value, and stock price. Performance criteria may be measured on a corporate or business unit basis, or a combination thereof. The criteria may reflect corporate performance alone or corporate performance relative to Corning comparable companies or other external measures. For 1998, the Committee has determined to use net profit after tax as the measure.

     Payment of Incentive Compensation. All or part of the incentive compensation for any year may be distributed to participants for such year in individually designated awards determined by the Committee. It is contemplated that the amount of incentive compensation payable to each participant is to be paid in cash in one payment; provided, however, that a participant may, in accordance with rules adopted by the Committee, elect to defer receipt of all or some portion of his incentive compensation award. In addition, the Committee may determine not to pay to a participant in a given year the incentive compensation earned for such year and may require that the participant defer receipt of such amount.

     In the event that payment of all or a portion of incentive compensation award is deferred, the Corporation will establish on its books an account for the amount of incentive compensation so deferred and credit such account with additional sums. The additional sums will be determined by the Committee by reference to one or more fac-tors, such as prevailing interest rates, performance of phantom mutual fund accounts, or changes in the price of the Corporation's Common Stock.

     No participant in the Incentive Plan may receive a payment for any fiscal year in excess of $2,500,000.

     Amendment and Termination. The Board of Directors has the power to terminate the Incentive Plan in its entirety at any time. The Board of Directors may also amend or modify the Incentive Plan in such respects as it may deem advisable, except without shareholder approval the Board may make no amendment which would jeopardize the deductibility of payments under Section 162[m] of the Internal Revenue Code.

     Taxation. The Corporation will be allowed a federal income tax deduction with respect to all amounts distributed as incentive compensation in the year of payment. The amount of any incentive compensation award will constitute ordinary income to the employee in the year of payment.

     Principal Differences. The Incentive Plan differs from the 1988 Plan principally in the following respects.

     The Incentive Plan covers the officers of the Corporation whose compensation is subject to the deductibility provisions of Section 162[m] of the Internal Revenue Code. The 1988 Plan covered all officers who had general, broad corporate-wide responsibilities. Under the Incentive Plan, the Committee is to establish in writing each year specific objective performance goals tied to such measures as operating or net profits, earnings per share, profit returns and margins, shareholder returns and/or value, stock price and working capital and the payment of incentive compensation is to be based upon the attainment of the specific goals so established. Under the 1988 Plan, the amounts earned were based upon various measures of performance but limited to a pool not in excess of the higher of 3% of "additional profits" [as such term was defined in the 1988 Plan], 75% of salaries of all participants or 5% of the dividends paid during the applicable fiscal year. The Incentive Plan provides that in no event may any participant receive more than $2,500,000 for any fiscal year. The Incentive Plan covers a period of five fiscal years. The 1988 Variable Compensation Plan covered a period of ten fiscal years.


     If the Incentive Plan had been in effect in 1997, the amounts received by the participating employees would have been the same as the amounts actually received by such persons for 1997 performance under the 1988 Plan.


The Board of Directors recommends a vote FOR approval of the 1998 Variable Compensation Plan.


Proposed 1998 Worldwide Employee Share Purchase Plan

     At the 1993 Annual Meeting, shareholders approved the 1993 Employees Stock Purchase Program [the "1993 Program"] pursuant to which the Corporation may make available for sale to employees shares of its Common Stock at a price equal to 85% of the market value on the first or last day of each calendar quarter, whichever is lower. The 1993 Program was a con-tinuation of a substantially similar program first approved in 1990. The 1993 Program, which covers 3,000,000 shares of the Corporation's Common Stock, expires by its terms at the end of June 1998 and no additional shares may be purchased thereunder after June 30, 1998. Pursuant to the 1993 Program, employees had purchased approximately 1,000,000 shares through December 31, 1997.

     The Board of Directors has approved the 1998 Worldwide Employee Share Purchase Plan [the "1998 Plan"] and directed that it be submitted to shareholders for approval. The 1998 Plan will not become effective unless a majority of the shares of the Corporation's Common Stock cast at the meeting affirmatively vote in favor of the 1998 Plan.

     A summary of the principal features of the 1998 Plan, which is a continuation without substantive change of the 1993 Program, follows. The principal differences between the 1993 Program and the 1998 Plan are discussed at the end of the summary. The Corporation will send without charge the 1998 Plan to any shareholder who requests a copy.

     Committee. The 1998 Plan will be administered by a committee [the "Committee"] appointed by the Board of Directors, consisting of not less than three employees of the Corporation, all of whom shall be eligible to participate in the Plan. The Committee shall have control of the administration and interpretation of the Plan with all power necessary to enable it to fulfill its duties. The Committee shall make such rules and regulations as it may deem necessary to carry out the provisions of the Plan.

     Eligibility. All employees of the Corporation shall, upon invitation of the Committee, be eligible to participate in the 1998 Plan. The Committee may limit the employees eligible to participate to designated payroll groups or to designated locations. It may in its discretion invite only the salaried or only the non-unionized hourly employees of the Corporation or of any subsidiary of the Corporation to participate in the Plan. However, substantially all employees of the Corporation were invited to participate in the 1993 Program and it is expected that substantially all 20,000 employees will be invited to participate in the 1998 Plan.

     Stock. Under the 1998 Plan no more than 2,000,000 shares of the Corporation's Common Stock may be offered or sold to eligible employees. The 2,000,000 shares represent less than 1% of the shares of the Corporation's Common Stock outstanding on December 31, 1997.

     Shares of the Corporation's Common Stock which are available for sale under the 1998 Plan may be either treasury shares or authorized but unissued shares or may be purchased from time to time on the open market.

     The 1998 Plan provides for appropriate adjustments in the aggregate number of shares subject to the Plan in the case of changes in the capital stock of the Corporation resulting from recapitalization, stock dividend, stock split or any other increase or decrease effected without receipt of consideration by the Corporation, or a merger or consolidation in which the Corporation is the surviving corporation.

     Purchases and Price. The 1998 Plan is designed to give eligible employees the opportunity to purchase shares of the Corporation's Common Stock through payroll deductions in a series of quarterly offerings commencing July 1, 1998, the effective date of the 1998 Plan, and ending no later than June 30, 2003.

     All eligible employees may purchase shares of the Corporation's Common Stock through payroll deduction. Any eligible employee may elect to participate in the 1998 Plan on a quarterly basis. The employee may authorize deductions of up to 10% of regular compensation or such other higher percentage of non-fixed compensation [such as the amount paid annually as a performance or goal sharing bonus] as may be permitted by the Committee. An eligible employee may terminate his payroll deduction at any time. The employee may increase or reduce prospectively the amount of his deduction as of the beginning of any calendar quarter. At the end of each calendar quarter, a participating employee will purchase with the funds deducted from his compensation shares of the Corporation's Common Stock. The number of shares purchased will be a number determined by dividing the amount withheld by the lower of 85% of the closing price of a share of the Corporation's Common Stock on the New York Stock Exchange on the first or last business day of the particular calendar quarter. The purchase price of shares for employees located outside of the United States will generally be 85% of the price of the Corporation's Common Stock on the last day of a business quarter or a day reasonably close thereto. An employee will have no interest in any shares of Common Stock until such shares are actually purchased by him.

     Payments received by the Corporation from the sale of shares of treasury stock or authorized and unissued shares shall be used for general corporate purposes.

     Taxation. The Corporation believes that the federal income tax consequences of the 1998 Plan are as follows:

     An employee who purchases shares of Common Stock under the 1998 Plan will recognize compensation taxable as ordinary income [subject to withholding] in an amount equal to the difference between the fair market value of the shares on the date of purchase and the price actually paid for such shares, and the Corporation or the subsidiary will be entitled to a deduction in the same amount. The employee's basis in such shares will be increased by the amount taxable as compensation, and his capital gain or loss when he disposes of the shares will be calculated using such increased basis. The capital gain or loss on disposition of the shares will be either long-term or short-term, depending on the holding period of the shares.

     Amendment and Termination. The 1998 Plan will commence as of July 1, 1998 and will have a term of five years. No shares may be offered for sale or sold under the Plan for any period which begins after June 30, 2003. The Board of Directors is authorized to terminate or amend the 1998 Plan, except that it may not increase the number of shares available thereunder, decrease the price at which shares may be offered for sale or extend its term without the approval of the holders of a majority of the shares of the Common Stock of the Corporation cast at a meeting at which such matter is considered.

     Principal Difference. The 1998 Plan covers 2,000,000 shares of the Corporation's Common Stock. The 1993 Program covered 3,000,000 shares.

     Cost. It is not possible to state in advance the total amount which the Corporation will be required to make available under the 1998 Plan as that amount will depend upon many factors, including the fair market value of the Corporation's Common Stock at any given point in time and the number of employees participating in the 1998 Plan and the extent of their participation. Based upon the Corporation's experience with the 1993 Program, the Corporation estimates that the 1998 Plan will cost approximately $2,100,000 annually.


     The Board of Directors recommends a vote FOR approval of the 1998 Worldwide Employee Share Purchase Plan.


Proposed 1998 Employee Equity Participation Program

     The Corporation adopted in 1994 an Employee Equity Participation Program [the "1994 Program"] consisting of two plans: [a] a Stock Option Plan and [b] an Incentive Stock Plan. The 1994 Program, which was a continuation of similar programs first adopted in 1974, expires by its terms in June 1999. The 1994 Program was designed to provide a flexible mechanism to permit employees to obtain equity ownership in the Corporation, thereby increasing their proprietary interest in the Corporation's growth and success. The Board of Directors believes the 1994 Program has been successful and should be continued. The Board of Directors has approved the 1998 Employee Equity Participation Program [the "1998 Program"] and directed that it be submitted to shareholders for approval at this time in conjunction with the request for approval of the 1998 Worldwide Employee Share Purchase Plan and the 1998 Variable Compensation Plan.

     The 1998 Program consists of two plans: [i] a Stock Option Plan [the "1998 Stock Option Plan"] and [ii] an Incentive Stock Plan [the "1998 Incentive Stock Plan"]. An affirmative vote of a majority of the shares of the Corporation's Common Stock cast at the meeting is necessary to approve the 1998 Program. In the event shareholders do not approve the 1998 Program, the 1994 Program will continue until its scheduled expiration in June 1999.

     A summary of the principal features of the 1998 Program follows. The principal differences between the 1998 Program and the 1994 Program are discussed at the end of this summary. The Corporation will send without charge the 1998 Program to any shareholder who requests a copy.

     Committee. The 1998 Program will be administered by a committee [the "Committee"] appointed by the Board of Directors, consisting of three or more directors, each of whom meets each of the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and the definition of an "outside director" under the regulations promulgated pursuant to Section 162[m] of the Internal Revenue Code. The Committee will report to the Board of Directors the employees who are selected to participate in the 1998 Program and the extent of their participation in the 1998 Stock Option Plan or the 1998 Incentive Stock Plan. No member of the Committee shall be eligible to participate in the 1998 Program. The Committee may delegate to an executive officer of the Corporation certain rights and responsibilities, including the right to grant awards to eligible employees who are not officers of the Corporation.

     Eligibility. The Committee will select the key executive, managerial and technical employees [including officers and employees who are directors] of the Corporation and of any subsidiary who shall be eligible to participate in the 1998 Stock Option Plan and the 1998 Incentive Stock Plan.

     It is expected that the 1998 Program will be administered in a manner similar to the 1994 Program in which approximately 2,000 employees participated.

     Stock. Under the proposed 1998 Program, there may be optioned or granted to eligible employees up to 8,000,000 shares of the Corporation's Common Stock plus such number of shares of Common Stock available for option or grant under the 1994 Program (960,149 such shares at February 5, 1998, 70,000 shares being reserved for issuance as restricted stock grants and the balance being available only for the grant of stock options). The 8,960,149 shares which may be available under the 1998 Program represent approximately 3.9% of the shares of the Corporation's Common Stock outstanding on December 31, 1997. If the 1998 Program is approved, the 1994 Program will terminate on May 1, 1998.

     Shares from expired or terminated options and shares withheld for the payment of taxes under the 1994 and 1998 Stock Option Plans and shares not earned or forfeited and shares withheld for the payment of taxes under the 1994 and 1998 Incentive Stock Plans will be made available again under the 1998 Program.

     Shares of the Corporation's Common Stock which are optioned or awarded under the 1998 Program may be either treasury shares or authorized but unissued shares.

     The 1998 Program provides for appropriate adjustments in the aggregate number of shares subject to such Program and in the number of shares and the price per share, or either, of outstanding options in the case of changes in the capital stock of the Corporation resulting from any recapitalization, stock or unusual cash dividend, stock split or any other increase or decrease effected without receipt of consideration by the Corporation, or a merger or consolidation in which the Corporation is the surviving corporation. The 1998 Program also provides that in any merger or consolidation in which the Corporation is not the survivor and in which incentive stock options are not granted in substitution of incentive stock options outstanding under the 1998 Stock Option Plan, or predecessor option plans, the Committee may make provision for adjustments and/or settlements as it deems appropriate and consistent with such Plan's purposes.

     Stock Option Plan. Under the 1998 Stock Option Plan, the Committee may grant to eligible employees either non-qualified or "incentive stock" options, or both, to purchase shares of the Corporation's Common Stock at not less than 100% of fair market value on the date of grant. The Committee may also provide that options may not be exercised in whole or in part for any period or periods of time. The number of shares covered by incentive stock options which may be first exercised by an individual in any year cannot have an aggregate fair market value in excess of $100,000, measured at the date of grant. All options shall expire no more than ten years from the date of grant. The Committee may provide that in the event the employment of an employee is terminated, the right to exercise options held under the 1998 Stock Option Plan may continue through its original expiration date or for such shorter period of time after such event as the Committee may determine appropriate. Options are not assignable or transferable except for limited circumstances on death and, with the consent of the Committee, to certain family members to assist with estate planning. The Committee may establish rules and procedures to permit an optionee to defer recognition of gain upon the exercise of a stock option.

     The 1998 Stock Option Plan permits the granting of stock appreciation rights which permit an optionee, in lieu of exercising all or a portion of a matured option, to receive in cash or Common Stock [as determined by the Committee] an amount equal to the difference between the option price and the market price of the Common Stock on the date the right is exercised.

     The option price must be paid to the Corporation by the optionee in full prior to delivery of the stock. The optionee may pay the option price in cash or with shares of the Corporation's Common Stock owned by him. The optionee has no rights as a shareholder with respect to the shares subject to option until shares are issued upon exercise of the option.

     Under the 1998 Stock Option Plan the Committee may grant so-called "restoration" options pursuant to which an optionee who uses shares of the Corporation's Common Stock to pay the purchase price of an option shall receive on the date of exercise an additional option to purchase shares of the Corporation's Common Stock provided that the market price of Corning's Common Stock on the date of exercise is at least 25% higher than the price of the option being exercised. Such additional option shall cover the number of shares tendered in payment of the option price, shall be at the then fair market value of the Corporation's Common Stock, shall become exercisable only after the lapse of twelve months and shall expire on the date of the original option. The Committee may impose additional conditions upon the grant of restoration options.

     Incentive Stock Plan. Under the 1998 Incentive Stock Plan, the Committee may award to eligible employees up to

2,000,000 shares, or the right to receive shares, of the Corporation's Common Stock. The Committee shall determine the number of shares which are to be awarded to individual employees and the number of rights covering shares to be issued. The Committee may also award to eligible employees the right to receive cash. The Committee shall determine the conditions, restrictions and contingencies to be placed upon the grant of shares or the grant of a right to receive shares or cash in the future. These conditions and contingencies may include the attainment of predetermined performance goals, such as operating or net profits, earnings per share, profit returns, margins, revenues, shareholder returns and/or value, stock price and working capital which meet the requirements of Section 162[m] of the Internal Revenue Code. No performance period is to exceed five years. The shares awarded to or earned by individual employees shall be made subject to forfeiture and to certain restrictions prohibiting sale or other disposition for a period of at least three years following the date of grant for the applicable performance period. The restrictions on transfer and the possibility of forfeiture may be waived, with the approval of the Committee, if an employee's employment relationship is terminated by reason of death, disability or retirement with the Corporation's consent or by reason of a subsidiary ceasing to be such. In addition, the Committee may remove, in its discretion and in whole or in part, the restrictions on sale or transfer and the possibility of forfeiture in the event of the termination of employment if circumstances so warrant. Shares may be issued to recognize past performance either generally or upon attainment of specific objectives. Shares issuable for performance will be payable only to the extent that the Committee determines that an eligible employee has met such objectives and will generally be valued as of the date of such determination. No employee shall have any right to receive shares based upon the attainment of objectives prior to the expiration of the date set for the performance of his objectives unless [i] otherwise determined by the Committee or [ii] his employment is terminated by reason of disability or retirement, in each case with the consent of the Corporation.

     The utilization of contingent awards under the 1998 Incentive Stock Plan will require a charge to operations each year. The amount of such charge will depend, in part, on the fair market value of the Corporation's Common Stock, the period over which restrictions on transfer and the possibility of forfeiture may lapse and the degree to which an individual is meeting his performance goals.

     Program Limitations. No one individual may receive under the 1998 Program stock awards in any form (i.e. options, stock appreciation rights or shares of restricted stock) covering more than 1,600,000 shares of the Corporation's Common Stock. In addition, the maximum payment that may be made to any one individual in the form of shares of restricted stock or cash is $7,500,000, the value of the shares of the Corporation's Common Stock being their fair market value on the date of the contingent award by the Committee.

     Taxation. The Corporation believes that the federal income tax conse-quences of the 1998 Program are as follows:

     1998 Stock Option Plan. An optionee who exercises a non-qualified option granted under the 1998 Stock Option Plan will recognize compensation taxable as ordinary income [subject to withholding] in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Corporation or the subsidiary employing the optionee will be entitled to a deduction from income in the same amount. The optionee's basis in such shares will be increased by the amount taxable as compensation, and his capital gain or loss when he disposes of the shares will be calculated using such increased basis. The capital gain or loss on disposition of the shares will be either long-term or short-term, depending on the holding period of the shares.

     If all applicable requirements of the Internal Revenue Code with respect to incentive stock options are met, including the requirement that the stock is held for more than two years from the date of grant of the option and more than one year from the date of exercise, no income to the optionee will be recognized and no deduction will be allowable to the Corporation at the time of the grant or exercise of an incentive stock option. The excess of the fair market value of the shares at the time of exercise over the amount paid is an item of tax preference which may be subject to the alternative minimum tax. In general, if an incentive stock option is exercised after three months of termination of employment, the optionee will recognize ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and the Corporation will be entitled to a deduction in the same amount. If the shares are sold within one year of the date of exercise or two years from the date of grant, the optionee will recognize ordinary income in an amount equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise or the sale price and the Corporation will be entitled to a deduction from income in the same amount. Any excess of the sale price over the fair market value on the date of exercise will be taxed as a capital gain. If the shares are held for more than one year from the date of exercise and more than two years from the date of grant, the optionee will be entitled to a long-term capital gain or loss when he disposes of the shares and the Corporation will not be entitled to a deduction.

     1998 Incentive Stock Plan. Shares of Common Stock which are not subject to restrictions and possibility of forfeiture and which are awarded to an employee under the 1998 Incentive Stock Plan will be treated as ordinary income, subject to withholding, to an employee at the time of the transfer of the shares to him and the value of such awards will be deductible by the Corporation or by the subsidiary employing the employee at the same time and in the same amount. Shares granted subject to restrictions and possibility of forfeiture will not be subject to tax nor will such grant result in a tax deduction for the Corporation at the time of award. However, when such shares become free of restrictions and possibility of forfeiture, the fair market value of such shares at that time [i] will be treated as ordinary income to the employee and [ii] will be deductible by the Corporation or by the subsidiary employing the employee.

     Alternatively, an employee receiving shares subject to restriction and possibility of forfeiture may elect to include in his gross income, for the taxable year in which such shares are transferred to him, the fair market value of such shares at that time; in such case, he need not include any amount in gross income at the time the shares become free of restrictions and possibility of forfeiture. However, an employee making such an election will not be allowed a deduction if the shares are subsequently forfeited.

     The employee will have a tax basis for the shares equal to their fair market value at the time they are included in gross income and will realize long-term or short-term capital gain on disposition of the shares, depending on the holding period of the shares, which will commence at the time the employee is deemed to be in receipt of ordinary income with respect to such shares.

     Amendment, Administration and Termination. The 1998 Program has a term of five years and no shares may be optioned or awarded and no rights to receive shares may be granted after the expiration of the 1998 Program. The Board of Directors is authorized to terminate or amend the 1998 Program, except that it may not increase the number of shares available thereunder, decrease the price at which options may be granted, or extend the term of the 1998 Program or options granted thereunder without the approval of the holders of a majority of the outstanding shares of Common Stock of the Corporation cast at a meeting at which such matter is considered. To the extent any provision of the 1998 Program fails to comply with any condition of Rule 16b-3 of the Securities Exchange Act of 1934, such provision shall be null and void to the extent permitted by law.

     Principal Differences. The 1998 Program is basically a continuation of the 1994 Program. However, it does differ from the 1994 Program in the following respects.

       [i] Under the 1998 Program, no individual may receive more than an aggregate of 1,600,000 shares of Corning Common Stock or options to purchase the same. The 1994 Stock Option Plan, as submitted to shareholders, limited the number of shares which could be made subject to options granted to an individual to 675,000 shares.

      [ii] The 1998 Stock Option Plan provides for the transferability of stock options under limited circumstances. The 1994 Stock Option Plan did not permit the transfer of options.

     [iii] The 1998 Stock Option Plan, unlike the 1994 Stock Option Plan, makes provision for the grant of stock appreciation rights and the deferral of recognition of gain upon the exercise of a stock option.

     [iv] The 1998 Program, unlike the 1994 Program, makes provi-sion for the settlement of long-term incentives in cash.

     [v] The 1998 Stock Option Plan, like the 1994 Stock Option Plan, permits the grant of restoration options. The terms of the 1998 Plan make explicit the practice followed under the 1994 Plan that no restoration option is granted unless the fair market value of the Corporation's Common Stock being used to pay the option price is at least 25% greater than the price of the option then being exercised.

     Cost. It is not possible to state in advance the total amount which the Corporation will be required to charge to operations under the 1998 Program. That amount will depend upon many factors, including the fair market value of the Corporation's Common Stock, the outcome of the deliberations of the Financial Accounting Standards Board with respect to accounting for stock options and the degree to which participants are meeting specific goals. Under the 1994 Program, however, the Corporation charged to operations during the last three fiscal years an average of $22,000,000 per year.


The Board of Directors recommends a vote FOR approval of the 1998 Employee Equity Participation Program.


Receipt of Shareholder Proposals

     Any shareholder proposal intended to be presented at the 1999 Annual Meeting and included in the Corporation's Proxy Statement and Proxy relating to that meeting must be received by the Corporation at One Riverfront Plaza, Corning, New York 14831; Attention: The Secretary not later than November 12, 1998.


Directors' Compensation and Other Matters Relating to Directors

     Each director of the Corporation, other than a director who is an employee of the Corporation, received during 1997 $22,500 for service as a director and was also paid $750 for each meeting of the Board or any committee thereof which he attended. In lieu of a meeting fee, chairmen of committees of the Board were paid a retainer ranging from $3,000 to $6,500, depending upon the committee which the director chaired. Pursuant to a Deferred Compensation Plan for Directors adopted by the Corporation in 1983, each director may elect to defer until a date specified by him receipt of all or a portion of his compensation. Such Plan provides that amounts deferred shall be paid only in cash and while deferred may be allocated to [i] a cash account upon which amounts deferred may earn interest, compounded quarterly, at the prime rate of Citibank, N.A. in effect on certain specified dates, [ii] a market value account, the value of which will be based upon the market value of the Corporation's Common Stock from time to time, or [iii] a combination of such accounts. At December 31, 1997 eleven directors had elected to defer compensation pursuant to such Plan. Pursuant to the Restricted Stock Plans for Non-Employee Directors, the Corporation during 1997 issued to each non-employee director elected in 1997 400 shares of the Corporation's Common Stock for each year specified in the term of service for which such director was elected, subject to forfeiture and restrictions on transfer.

     The Corporation has established a Directors' Charitable Giving Program funded by insurance policies on the lives of the directors. In 1997 the Corporation paid a total of $396,790 in premiums on such policies. Upon the death of a director, the Corporation will donate $1,250,000 [on behalf of a non-employee director] and $1,000,000 [on behalf of an employee director] to one or more qualified charitable organizations recommended by such director and approved by the Corporation. The directors derive no financial benefit from the Program as all charitable deductions and cash surrender value of life insurance policies accrue solely to the Corporation. Five years of service as a director is required to participate in the Program. Messrs. Brown, Eagleburger, Foster, Garrity, Loose and Ruding have less than five years of service as directors and do not currently participate in the Program.

     The Board of Directors of the Corporation held during 1997 five regularly scheduled and two special meetings. Each director attended at least 75% of all meetings of the Board of Directors and the meetings of the committees of which each was a member.

     The Corporation has audit, compensation and nominating committees composed of members of the Board of Directors.

     The Audit Committee, composed of Messrs. O'Connor, Barker, Brown and Smithburg and Ms. Rein, met four times during 1997. It recommends the firm of independent accountants to conduct the annual examination of the Corporation's consolidated financial statements, confers with such accountants and reviews the scope of the examination and brings to the entire Board of Directors for review those items relating to such examination or to accounting practices which the Audit Committee believes merit such review. The Compensation Committee, composed of Messrs. Kinnear, O'Connor and Smithburg and Ms. Rein, met five times during 1997. It makes recommendations to the Board of Directors with respect to the compensation of officers and executive employees of the Corporation and administers the Corporation's Variable Compensation Plan, Employee Equity Participation Program and the Executive Supplemental Pension Plan. The Nominating Committee, composed of Messrs. Houghton, Ackerman, Eagleburger, Kinnear, Rosovsky and Ruding met two times during 1997. It proposed the nominees for election as directors at the Annual Meeting of Shareholders to be held on April 30, 1998. It reviews, considers and proposes nominees for election as directors of the Corporation and makes such other proposals with respect to the organization, size and composition of the Board of Directors as it deems advisable. While the Committee may consider persons nominated by shareholders, it has no explicit procedures in this regard.

     Mr. Hennessy, a director of the Corporation and chairman of the Finance Committee, acts as the non-executive chairman of the private equity investment business of Credit Suisse First

Boston Corporation which received fees in 1997 from the Corporation for advisory services in connection with the sale of the Corporation's sunglass business.


Compensation Committee Interlocks and Insider Participation

     Ms. Rein, Senior Executive Vice President of Metropolitan Life Insurance Company, of which Mr. Houghton is a director, is a member of the Corporation's Compensation Committee.


Other Matters

     Corning Consumer Products Company, a wholly-owned subsidiary, leased retail space in Corning, New York from Mr. Robert L. Ecklin, an executive officer. The monthly rental under such lease, which expired on February 28, 1998, was $1,200. The Corporation also leases office space in Corning, New York owned by Mr. Ecklin. During 1997 the Corporation paid an average base monthly rental of $15,065 for such space. The lease expires on September 30, 1998.

     The Corporation has purchased insurance from National Union Fire Insurance Company of Pittsburgh, Pennsylvania, Federal Insurance Company, Zurich Insurance Company, Royal Insurance Company of America and Columbia Casualty Company providing for reimbursement of directors and officers of the Corporation and its subsidiary companies for costs and expenses incurred by them in actions brought against them in connection with their actions as directors or officers, including actions as fiduciaries under the Employee Retirement Income Security Act of 1974. The insurance coverage, which expires in May 1998, costs $1,100,000 on an annual basis, which will be paid by the Corporation.


     At the meeting of the Corporation's Board of Directors held on February 4, 1998, the Board appointed Price Waterhouse LLP as the independent accountants for the Corporation for its 1998 fiscal year, pursuant to the recommendation of the Audit Committee. Audit services performed by Price Waterhouse LLP for the fiscal year ended December 31, 1997 consisted of examination of the consolidated financial statements of the Corporation, limited review of the unaudited quarterly consolidated financial statements and limited assistance and consultation in connection with filings with the Securities and Exchange Commission.


     The Corporation expects representatives of Price Waterhouse LLP to be present at and available to respond to appropriate questions which may be raised at the Annual Meeting. Representatives of Price Waterhouse LLP will have the opportunity to comment on the Corporation's financial statements if they so desire.

     The cost of the solicitation of Proxies will be borne by the Corporation. In addition to solicitation of the Proxies by use of the mails, some of the directors, officers and regular employees of the Corporation, without extra remuneration, may solicit Proxies personally or by telephone or telegraph. The Corporation has retained Georgeson & Co. Inc., at a cost of $12,000, to assist in soliciting Proxies in connection with the Annual Meeting. The Corporation may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of shares held of record. The Corporation will reimburse such persons for their expenses in forwarding soliciting material.

By order of the Board of Directors.


A. John Peck, Jr.
Vice President and Secretary


March 11, 1998

[RECYCLE SYMBOL] Printed on recycled paper using soybean ink

The Board of Directors recommends a vote FOR all nominees for directors and FOR Proposal Nos. 2, 3 and 4.

1. Nominees: Roger G. Ackerman,              FOR       WITHHOLD
Lawrence S. Eagleburger, John H.             ---       --------
Foster, Norman E. Garrity,
Catherine A. Rein and William D.             -----     -----
Smithburg

                                             ----- FOR ALL (except
                                             Nominee(s) written below:)

--------------------------------------------------------------------------------

                                             FOR       AGAINST        ABSTAIN
                                             ---       -------        -------
2. Proposed 1998 Variable
Compensation Plan.                           -----     -----          -----

3. Proposed 1998 Worldwide
Employee Share Purchase Plan.                -----     -----          -----

4. Proposed 1998 Employee Equity
Participation Program.                       -----     -----          -----

For Information Only:

      Check here if you plan to attend the meeting.
-----

      Check here to discontinue mailing duplicate Annual Report.
-----


Signature(s)                                                 Dated:       1998
             -----------------------------------------------        -----,
Please sign exactly as name appears hereon. Joint owners should each sign. Where applicable, indicate official position or representative capacity.

Proxy Solicited on Behalf of The Board of Directors For The
Annual Meeting of Shareholders--April 30, 1998

The undersigned appoints Roger G. Ackerman and Van C. Campbell, and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the Common Stock of Corning Incorporated which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of shareholders thereof to be held on April 30, 1998, or at any adjournment thereof.

Unless otherwise marked, this proxy will be voted FOR the election of the nominees named and FOR Proposal Nos. 2, 3 and 4.

      Check here for address change.
-----
New Address:
               ------------------------------------

               ------------------------------------

               ------------------------------------

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)                        CORNING

                                                      Variable Compensation Plan

                              Corning Incorporated

                         1998 Variable Compensation Plan


1.       PURPOSE

         The purpose of the Corning Incorporated 1998 Variable Compensation Plan (the "Plan") is to motivate and reward performance with tax deductible payments to those executive officers of Corning Incorporated (Corning or the "Corporation") subject to Section 162(m) of the Internal Revenue of 1986, as amended, and to the regulations and rulings promulgated thereunder (the "Code").

2.       EFFECTIVE DATE AND TERM

         The Plan shall be effective for Corning's 1998 fiscal year upon approval by Corning's shareholders and will continue for each subsequent fiscal year through 2002 unless earlier terminated by Corning's Board of Directors (the "Board").

3.       PARTICIPANTS

         The individuals who may receive payments under the Plan, based on performance for any fiscal year while the Plan is in effect, shall be those persons employed by the Corporation at the end of each fiscal year who constitute the Corporation's chief executive officer and all other highly compensated executive officers whose compensation may be subject to the scope of Section 162(m) of the Code.

4.       COMMITTEE ADMINISTRATION

         The Plan shall be administered by a committee appointed by the Board of Directors and consisting of at least three non-employee directors, each of whom satisfies the requirements for an "outside director" as that term is defined under Section 162(m) of the Code. The Committee shall have the sole authority and discretion to administer and interpret the Plan in good faith to satisfy the requirements for tax deductibility of payments in accordance with Section 162(m) of the Code. Such authority shall include selection of the performance criteria for any applicable fiscal year and for the individual participants. Decisions of the Committee shall be final, conclusive and binding on all parties including the Corporation, its stockholders and participants, and their beneficiaries and heirs.

5.       PERFORMANCE CRITERIA

         The Committee shall select the performance criterion or criteria for each individual participant for any fiscal year during the first fiscal quarter of such year and the formula or formulae for determining the amount of payment that the Committee may award for performance during such year. The performance criteria which the Committee may use are: operating profits (including EBITDA), net profits, earnings per share, profit returns and margins, revenues, shareholder return and/or value, working capital and stock price. Performance criteria may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, performance criteria may reflect corporate performance alone or performance relative to the performance of a peer group of entities or other external measure of the criteria selected. Profit, earnings and revenues used for any performance criteria measurements shall exclude: gains or losses on operating asset sales or dispositions; asset write-downs; litigation or claim judgments or settlements; accruals for historic environmental obligations; effect of changes in tax law or rate on deferred tax liabilities; accruals for reorganization and restructuring programs; uninsured catastrophic property losses; the cumulative effect of changes in accounting principles; and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial performance appearing in the Corporation's annual report to shareholders for the applicable year.

6.       PERFORMANCE GOALS

         Prior to the end of the first quarter of each fiscal year the Plan is in effect, the Committee shall establish in writing the performance goals, based on one or more of the performance criteria set forth in
         Section 5, and payment schedules or formulae tied to such goals for the individuals described in Section 3.

7.       PAYMENTS

         The Committee shall certify in writing the attainment of the applicable performance goals before making any payments for the applicable performance year. The Committee, at its sole discretion, may reduce the amount of payment below that determined using the applicable performance criteria or formulae for a given participant. No participant may receive an aggregate payment for a fiscal year's performance in excess of $2,500,000. Payments may be made in cash, shares of common stock of the Corporation or a combination. If any payments are made in the form of common stock of the Corporation, the value thereof shall be determined as of the date the Committee certifies the attainment of performance goals and the number of shares so issued shall be deducted from the number of shares available for issue under the Corporation's 1998 Employee Equity Participation Program.

8.       PAYMENT DEFERRALS

         The Committee may mandate and/or permit the deferral of all or a portion of any payment earned under the Plan. Deferred payment accounts may be denominated in: cash amounts with the crediting of interest; phantom mutual fund accounts; or common stock unit accounts, provided that any crediting of interest or dividend equivalents shall not cause the eventual payment to be nondeductible under Section 162(m) of the Code as determined in good faith by the Committee at the time of such crediting.

9.       PLAN AMENDMENT

         The Board of Directors may amend or otherwise modify the Plan from time to time as it deems appropriate to serve the Plan's purposes. However, the Board of Directors shall not amend the Plan, without the appropriate approval of shareholders of the Corporation, if such amendment would result in payments not qualifying for deductibility under Section 162(m) of the Code as determined by the Board in good faith.

10.      OTHER INCENTIVE PLANS

         The Board may provide that persons specified in Section 3 may participate in and receive payments under other incentive compensation plans, programs and arrangements maintained by the Corporation as it deems appropriate and necessary.

11.      GOVERNING LAW

         The validity, construction and effect of the Plan and any agreements or other instruments issued under it shall be determined in accordance with the laws of New York without reference to the principles of conflict of laws.

                                                              Worldwide Employee
                                                             Share Purchase Plan
                              CORNING INCORPORATED

                   1998 WORLDWIDE EMPLOYEE SHARE PURCHASE PLAN



         The purpose of the 1998 Worldwide Employee Share Purchase Plan (the "Plan") of Corning Incorporated ("Corning" or the "Corporation") is to provide to employees of the Corporation and its subsidiaries an ongoing opportunity to purchase shares of the Corporation's Common Stock, par value $.50 per share, ("Corning Common Stock") through offerings to be made during a five-year period commencing July 1, 1998. Two Million (2,000,000) shares of Corning Common Stock in the aggregate have been approved for this purpose.

         1. Administration. The Plan will be administered by a committee appointed by the Board of Directors of the Corporation, consisting of at least three employees (the "Committee"). Members of the Committee shall be eligible to participate in the Plan on the same terms as other employees. The Committee will have authority to make rules and regulations for the administration of the Program and its interpretations and decisions with regard thereto shall be final and conclusive.

         2. Eligibility. The persons eligible to participate in the Plan shall be such groups of employees of Corning or its subsidiaries as the Committee may from time to time designate, in accordance with such rules as the Committee may prescribe from time to time.

         3. Offerings. Each calendar quarter the Corporation shall offer to eligible employees the opportunity to purchase shares of Corning Common Stock pursuant to the Plan. Each offering period shall be a calendar quarter. Amounts received as compensation by an eligible employee during such period shall constitute the measure of the employee's participation in the offering to the extent participation is based on compensation.

         4. Participation. An eligible employee may participate in such offering by completing and forwarding to the employee's appropriate payroll location by a date, selected by the Committee, prior to the first day of a calendar quarter a payroll deduction authorization form. The employee will authorize a regular payroll deduction from his regular compensation and will specify the date on which such deduction is to commence, which may not be retroactive. If the Committee so determines, the employee may also specify whether he wishes deductions to be made from such non-fixed, bonus compensation as he may receive from time to time.

         5. Deductions. The Corporation will maintain payroll deduction accounts for all participating employees. With respect to offerings made under the Plan, an employee may authorize a payroll deduction in terms of whole number of dollars, but (i) not in excess of a maximum of 10% of the regular compensation an employee receives during the offering period (or during such portion thereof as an employee may elect to participate) and (ii) not in excess of a percentage of non-fixed, bonus compensation as the Committee may from time to time determine pursuant to Section 4 above.

         6. Deduction Changes. During any offering period, the employee may at any time stop the employee's payroll deduction by filing a new payroll authorization form. The cessation of contributions shall become effective as soon as possible after receipt of the form. The employee may thereafter begin participation again only during a succeeding quarterly offering period. A payroll deduction may not be increased or reduced during any offering period.

         7. No Withdrawal of Funds. Once an employee has begun participation in any quarterly offering, he may stop his payroll deductions but may not withdraw any balance accumulated in his account.

         8. Interest. The Corporation shall not credit an employee's account with interest.

         9. Purchase and Price of Shares. Each employee participating in any offering under the Plan will purchase as many shares of Corning Common Stock as the amounts withheld pursuant to Section 5 above shall cover.

         The purchase price for each share purchased will be 85% of the market price on either the first or last business day of the calendar quarter (whichever price is lower).

         As of the last day of calendar quarter, the account of each participating employee shall be totaled and funds in the employee's account as of that date shall be used to purchase Corning Common Stock. The employee shall be deemed to have exercised an option to purchase such shares at such price and the employee's account shall be charged for the amount of the purchase. Subsequent shares purchased by the employee will be purchased in the same manner, subject to funds having again been deposited in the employee's account.

         For employees of subsidiaries of Corning located outside of the United States, the purchase price for each share purchased shall be 85% of the market price on the date of purchase of shares of Corning Common Stock by a third party agent for use by the Plan, such date being the last day of a calendar quarter or a day reasonably close thereto. Funds in the employee's account shall be converted during each calendar quarter of the offering to U.S. dollars. As of the last day of any calendar quarter during the offering or the date of purchase, as appropriate, the account of such participating employee shall be totaled and funds in the employee's account shall be used to purchase Corning Common Stock. The date of purchase during any calendar quarter during the offering shall be the last day of such calendar quarter, or as soon as administratively practicable thereafter.

         10. Registration of Certificates. It is anticipated that shares of Corning Common Stock purchased by the employee shall be held by a third party agent in an investment account established for and by the employee and that, unless special arrangements are made to the contrary, dividends paid on shares of Corning Common Stock purchased under the Plan will be reinvested.

         Upon request by the employee to the third party agent or Corning, as appropriate, certificates for whole shares will be delivered to the employee. Fractional shares will not be delivered.

         Certificates when issued may be registered only in the name of the employee, or, if the employee so indicates on the employee's payroll deduction authorization form, in the employee's name jointly with a member of the employee's family or another.

         11. Definitions. The phrase "market price" means the closing price of Corning Common Stock on the New York Stock Exchange on a given day or, if no sales of Corning Common Stock were made on that day, the closing price of stock on the next preceding day on which sales were made on such Exchange.

         The term "subsidiary" means a subsidiary of the Corporation within the meaning of Section 424(f) of the Internal Revenue Code of 1986 and the regulations promulgated thereunder; provided, however, that the Plan shall not be deemed to cover the employees of any subsidiary unless so authorized by the Committee.

         12. Rights as a Stockholder. A participating employee shall not have any of the rights or privileges of a stockholder with respect to shares purchased under the Plan unless and until payment is made for such shares and his ownership interest has been evidenced on Corning's books.

         13. Rights on Retirement, Death, or Termination of Employment. In the event of a participating employee's retirement, death, or termination of employment during a quarterly offering period, no payroll deduction shall be taken from any pay due and owing to an employee at such time. In the event of an employee's death and upon the request of his estate but subject to the approval of the Committee, the balance in the deceased employee's account shall be paid to the employee's estate in cash.

         14. Rights Not Transferable. Rights under the Plan are not transferable by a participating employee and are exercisable during the employee's lifetime only by the employee.

         15. Application of Funds. All funds received or held by Corning under the Plan may be used for any corporate purpose.

         16. Adjustment in Case of Changes Affecting Corning Common Stock. In the event of a subdivision of outstanding shares, or the payment of a stock dividend or other corporate transaction affecting capital structure, the number of shares approved for the Plan, and the share limitations contained herein, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board of Directors. In the event of any other change affecting Corning Common Stock, such adjustment shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event.

         17. Amendment of the Plan. The Board of Directors may at any time, or from time to time, amend the Plan in any respect, except that, without the approval of a majority of the shares of capital stock of the Corporation present at a meeting notice for which included such purpose, no amendment shall be made
(i) increasing the number of shares approved for the Plan (other than as provided in Section 16), (ii) decreasing the purchase price per share, or (iii) changing the designation of subsidiaries eligible to participate in the Program.

         18. Termination of the Plan. The Program and all rights of employees under any offering hereunder shall terminate:

                  (a) on the day that participating employees become entitled to purchase a number of shares greater than the number of shares remaining available for purchase; provided, however, if the number of shares so purchasable is greater than the shares remaining available, the available shares shall be allocated by the Committee among such participating employees in such manner as it deems fair; or

                  (b) at any time, at the discretion of the Board of Directors.

         No offering hereunder shall be made which shall extend beyond June 30, 2003. Upon termination of the Program all amounts in the accounts of participating employees shall be carried forward into the employee's payroll deduction account under a successor program, if any, or promptly refunded.

         19. Governmental Regulations. The Corporation's obligation to sell and deliver shares of Corning Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such stock.

         20. Stock. The shares of Corning Common Stock subject to sale under the Plan may be either (i) authorized and unissued, (ii) issued and held in the Corporation's treasury, or (iii) purchased on the open market by a third party agent.

                                                                 Employee Equity
                                                           Participation Program

                              Corning Incorporated

                   1998 Employee Equity Participation Program


1.       PURPOSE

         a) Purpose. The Corning Incorporated 1998 Employee Equity Participation Program (the "1998 Program") is intended to benefit the shareholders of Corning Incorporated ("Corning" or "the Corporation") by providing a means to attract, retain and reward the key executive, managerial and technical employees of the Corporation and its subsidiaries selected by the Committee as individuals who have contributed or may contribute to the longer term financial success of the Corporation. The award of shares of the Corporation's Common Stock, par value $.50 per share, ("Corning Common Stock") is designed to increase the recipient's proprietary interest in the Corporation's success and more closely align the recipient's interests with the interests of shareholders of the Corporation.

         b) Effective Date. The 1998 Program will become effective upon its approval by the affirmative vote of a majority of the votes cast at Corning's 1998 Annual Meeting of Shareholders and will continue until the fifth anniversary, plus 60 calendar days, of the 1998 Program's Effective date.

2.       ADMINISTRATION

         a) Committee. The 1998 Program shall be administered by a Committee (the "Committee"), appointed by the Board of Directors of the Corporation (the "Board"), which shall consist of no less than three of its members, all of whom shall be "outside directors" as such term is defined in
                  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and a "non-employee director" as such term is defined in Rule 16b-3 under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Act"). The Committee may delegate certain responsibilities and powers with respect to matters not involving officers of the Corporation to any executive officer or officers selected by it. Any such delegation may be revoked by the Committee at any time.

         b) Powers and Authority. The Committee's powers and authority include, but are not limited to: selecting individuals, who are the executive, managerial and technical employees of the Corporation and any subsidiary of the Corporation (or other similar entity in which the Corporation has ownership interest of at least 50%), to receive awards under the 1998 Program; determining the types and terms and conditions of all awards granted, including performance and other earnout and/or vesting contingencies; permitting transferability of options to eligible third parties; interpreting the 1998 Program's provisions; and administering the 1998 Program in a manner that is consistent with its purpose.

         c) Award Prices. Awards denominated or made in shares of Corning Common Stock shall use as the per share price the mean between the high and low prices of Corning Common Stock on the New York Stock Exchange on the applicable date, or if shares are not traded on such date, such mean price on the next preceding day on which such shares are traded. The applicable date shall be the day on which the award is granted (or other relevant transaction occurs). Except as provided for in Section 3(d), the per share exercise price of any stock option or stock appreciation right may not be decreased after the grant of the award, and a stock option or stock appreciation right may not be surrendered as consideration in exchange for the grant of a new award with a lower per share exercise price.

3.       SHARES SUBJECT TO THE PROGRAM AND ADJUSTMENTS

         a) Maximum Shares Available for Delivery. Subject to Section 3(d), the maximum number of shares of Corning Common Stock that may be delivered to participants and their beneficiaries under the 1998 Program shall not exceed 8,000,000 plus such number of shares of Corning Common Stock available, at the effective date of the 1998 Program, for option or grant under the 1994 Employee Equity Participation Program of the Corporation (the "1994 Program"). Shares of Corning Common Stock, which are forfeited, expire, are withheld for the payment of taxes, or are canceled without the delivery of shares or which result in the forfeiture of shares back to the Corporation because of the failure to meet an award contingency or condition under the 1994 Program or the 1998 Program shall again be available for awards or the grant of options under the 1998 Program. Any shares of Corning Common Stock covered by an award (or portion of an award) granted under the 1998 Program, which is forfeited or canceled, expires or is settled in cash, including the settlement of tax withholding obligations using shares, shall be deemed not to have been delivered for purposes of determining the maximum number of shares available for delivery under the 1998 Program. Likewise, if any stock option is exercised by tendering shares, either actually or by attestation, to the Corporation as full or partial payment for such exercise under the 1998 Program, only the number of shares issued net of the shares tendered shall be deemed delivered for the purposes of determining the maximum number of shares available for delivery under the 1998 Program. Further, shares issued or options granted through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of the Corporation acquiring another entity shall not reduce the maximum number of shares available for delivery under the 1998 Program.

         b) Other Program Limits. Subject to Section 3(d), the following additional maximums are imposed under the 1998 Program. The maximum number of shares that may be issued in connection with stock options whether intended to comply with Section 422 of the Code ("incentive stock options") or otherwise shall be 8,000,000 plus such number of shares of Corning Common Stock available under the 1994 Program at the effective date of the 1998 Program in each case as calculated as set forth in Section 3(a) above. The maximum number of shares that may be issued in conjunction with awards granted pursuant to Section 4(d) shall be 2,000,000 calculated as set forth in Section 3(a) above. The maximum aggregate number of shares that may be covered by awards granted to any one individual pursuant to Sections 4(b), 4(c) and 4(d) shall not exceed 1,600,000 during the life of the 1998 Program. The maximum payment that can be made for awards granted to any one individual pursuant to Sections 4(d) and 4(e) shall be $7,500,000 for attainment of established performance goals. If a payment under Section 4(d) is made in shares, the value of such shares for determining this maximum individual payment amount will be the mean price of a share of Corning Common Stock (as set forth in Section 2(c)) on the date of the award by the Compensation Committee. A specified performance period for purposes of this performance goal payment limit shall not exceed a sixty (60) consecutive month period.

         c) Payment Shares. Subject to the limitations on the number of shares of Corning Common Stock that may be delivered under the 1998 Program overall and as set forth in Section 3(b) above, the Committee may, in addition to granting awards under
                  Section 4, use available shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Corporation or its subsidiaries.

         d)       Adjustments for Corporate Transactions.

                  (i) The Committee may determine that a corporate transaction has affected the price per share of Corning Common Stock such that an adjustment or adjustments to outstanding awards are required to preserve (or prevent enlargement of) the benefits or potential benefits intended at time of grant. For this purpose a corporate transaction will include, but is not limited to, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, or other similar occurrence. In the event of such a corporate transaction, the Committee may in such manner as the Committee deems equitable, adjust (i) the number and kind of shares which may be delivered under the 1998 Program pursuant to Sections 3(a) and 3(b); (ii) the number and kind of shares subject to outstanding awards; and (iii) the exercise price of outstanding stock options and stock appreciation rights.

                  (ii) In the event that the Corporation is not the surviving company of a merger, consolidation or amalgamation with another company, or in the event of a liquidation or reorganization of the Corporation, and in the absence of the surviving corporation's assumption of outstanding awards made under the 1998 Program, the Committee may provide for appropriate adjustments and/or settlements of such grants either at the time of grant or at a subsequent date. The Committee may also provide for adjustments and/or settlements of outstanding awards as it deems appropriate and consistent with the 1998 Program's purpose.

4.       TYPES OF AWARDS

         a) General. An award may be granted singularly, in combination with another award or awards or in tandem whereby exercise or vesting of one award held by a participant cancels another award held by the participant. Awards shall be evidenced by agreements in such form as the Committee may from time to time approve and containing the terms set forth below and such other terms not inconsistent therewith. The types of awards that may be granted under the 1998 Program include:

         b) Stock Option. A stock option represents a right to purchase a specified number of shares of Corning Common Stock during a specified period at a price per share which is no less than 100% of the per share amount stipulated by Section 2(c). The longest term during which a stock option may be outstanding shall be 10 years. A stock option may be in the form of an incentive stock option which meets the requirements of Section 422 of the Code or in another form which may or may not qualify for favorable federal income tax treatment. The shares covered by a stock option may be purchased by means of a cash payment or such other means as the Committee may from time to time permit, including (i) tendering (either actually or by attestation) shares valued using the market price set forth in
                  Section 2(c) at the time of exercise and (ii) authorizing a third party to sell shares (or a sufficient portion thereof) acquired upon exercise of a stock option and to remit to the Corporation a sufficient portion of the sale proceeds to pay for all the shares acquired through such exercise and any tax withholding obligations resulting from such exercise. The Committee may establish rules permitting an optionee paying the purchase price of an option in already-owned, freely transferable, unencumbered shares of Corning Common Stock to receive new options to purchase shares of Corning Common Stock at the then current market price for the same number of shares surrendered upon exercise of the original option; provided that the market price of Corning Common Stock on the date of exercise is at least 25% higher than the price of the option being exercised. In no circumstance will the total number of shares subject to the new option granted exceed the number of shares surrendered upon exercise of the original option, will the new option be exercisable within six months of the date of exercise or will the new option have a life beyond that of the original option.

         c) Stock Appreciation Right. A stock appreciation right is a right to receive a payment in cash, shares or a combination (as determined by the Committee),


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

                  equal to the excess of the aggregate market price at time of exercise of a specified number of shares over the aggregate exercise price of the stock appreciation right being exercised. The longest term a stock appreciation right may be outstanding shall be 10 years. Such exercise price shall be based on 100% of the per share amount stipulated by Section 2(c).

         d) Stock Award. A stock award is a grant of shares of Corning Common Stock or of a right to receive shares (or their cash equivalent or a combination of both) in the future. Except in cases of certain terminations of employment or an extraordinary event, each stock award shall be subject to restrictions on transfer and/or the possibility of forfeiture for at least three years following the date of grant for the applicable performance period and shall be governed by such other conditions, restrictions and contingencies as the Committee shall determine. Such other conditions, restrictions and contingencies may include continuous service and/or the achievement of performance goals established by the Committee consistent with the requirements for deductibility of payments under Section 162(m) of the Code. The performance goals that may be used by the Committee for such awards shall consist of: operating profits (including EBITDA), net profits, earnings per share, profit returns and margins, revenues, shareholder return and/or value, stock price and working capital. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. Profit, earnings and revenues used for any performance goal measurement shall exclude: gains or losses on operating asset sales or dispositions; asset write-downs; litigation or claim judgments or settlements; accruals for historic environmental obligations; effect of changes in tax law or rate on deferred tax liabilities; accruals for reorganization and restructuring programs; uninsured catastrophic property losses; the cumulative effect of changes in accounting principles; and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial performance appearing in the Corporation's annual report to shareholders for the applicable year.

         e) Cash Award. A cash award is a right denominated in cash or cash units to receive a payment, based on the attainment of pre-established performance goals, subject to a three-year minimum restriction and/or forfeiture period, as described in
                  (d) above, and such other conditions, restrictions and contingencies as the Committee shall determine. The performance goals to be used by the Committee for such awards shall be those set forth in Section 4(d) above.

5.       AWARD SETTLEMENTS AND PAYMENTS



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

         a) Dividends and Dividend Equivalents. An award may contain the right to receive dividends or dividend equivalent payments which may be paid either currently or credited to a participant's account. Any such crediting of dividends or dividend equivalents or reinvestment in shares of Corning Common Stock may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credit amounts in share equivalents.

         b) Payments. Awards may be settled through cash payments, the delivery of shares of Corning Common Stock, and/or the granting of awards, or combination thereof, as the Committee shall determine. Any award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred share equivalents. The Committee may also permit, subject to such rules and procedures as it may establish, an optionee to defer recognition of gain upon exercise of an option to purchase shares of Corning Common Stock. Subject to the limitation on the number of shares that may be issued under the 1998 Program as set forth in Sections 3(a) and 3(b), the Committee may, in addition to granting awards under Section 4, use available shares as the form of payment for other compensation plans or arrangements of the Corporation or its subsidiaries.

6.       PROGRAM AMENDMENT AND TERMINATION

         a) Amendments. The Board may amend the 1998 Program as it deems necessary and appropriate to better achieve the 1998 Program's purposes; provided, however, that (i) the share limitations set forth in Sections 3(a) and 3(b) cannot be increased and
                  (ii) the minimum stock option and stock appreciation right exercise prices set forth in Sections 2(c) and 4(b) and (c) cannot be changed unless such an amendment is approved by the Corporation's shareholders.

         b) Program Suspension and Termination. The Board may suspend or terminate the 1998 Program at any time. Any such suspension or termination shall not of itself impair any outstanding option or award granted under the 1998 Program or a participant's rights regarding such option or award.

7.       MISCELLANEOUS

         a) No Individual Rights. No person shall have any claim or right to be granted an award under the 1998 Program. Neither the 1998 Program nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or to perform services for the Corporation or any subsidiary or related entity. The right to terminate the employment of or


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

                  performance of services by any 1998 Program participant at any time and for any reason is specifically reserved to the employing entity.

         b) Administration. The Committee's interpretation and construction of any provisions of the 1998 Program or any right, option or award granted or contract executed under it shall be final unless otherwise determined by the Board of Directors, which determination shall be final. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith.

         c) Unfunded Program. The 1998 Program shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The 1998 Program shall not establish any fiduciary relationship between the Corporation and any participant or beneficiary of a participant.

         d) Other Benefit and Compensation Programs. Unless otherwise specifically determined by the Committee, settlements of awards received by participants under the 1998 Program shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any of the Corporation's benefit plans or severance program. The Corporation may adopt other compensation programs, plans or arrangements as it deems appropriate.

         e) No Fractional Shares. No fractional shares of Corning Common Stock shall be issued or delivered pursuant to the 1998 Program. The Committee shall determine whether cash shall be paid in lieu of any fractional shares.

         f) Governing Law. The validity, construction and effect of the 1998 Program and any award, agreement or other instrument issued under it shall be determined in accordance with the laws of the State of New York without reference to principles of conflict of law.


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